Exhibit 3.1

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRTEENTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

KANZHUN LIMITED

(Adopted by Special Resolution passed on November 27, 2020 and effective from

November 27, 2020)

1.	The name of the Company is KANZHUN LIMITED.

2.

The Registered Office of the Company shall be situated at the offices of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, P.O. Box 32311, Grand Cayman KY1-1209, Cayman Islands.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (as amended) or as revised, or any other law of the Cayman Islands.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5.

The authorized share capital of the Company is US$150,000 divided into: (i) 827,539,829 voting Class A Ordinary Shares of a nominal or par value of US$0.0001 each, (ii) 121,108,037 voting Class B Ordinary Shares of a nominal or par value of US$0.0001 each, (iii) 60,000,000 voting redeemable Series A Preferred Shares of a nominal or par value of US$0.0001 each, (iv) 40,000,000 voting redeemable Series B Preferred Shares of a nominal or par value of US$0.0001 each, (v) 48,000,000 voting redeemable Series C Preferred Shares of a nominal or par value of US$0.0001 each, (vi) 45,319,316 voting redeemable Series C-1 Preferred Shares of a nominal or par value of US$0.0001 each, (vii) 42,251,744 voting redeemable Series C-2 Preferred Shares of a nominal or par value of US$0.0001 each, (viii) 11,497,073 voting redeemable Series C-3 Preferred Shares of a nominal or par value of US$0.0001 each, (ix) 60,856,049 voting redeemable Series D Preferred Shares of a nominal or par value of US$0.0001 each, (x) 83,474,263 voting redeemable Series E Preferred Shares of a nominal or par value of US$0.0001 each, (xi) 32,373,031 voting redeemable Series E-1 Preferred Shares of a nominal or par value of US$0.0001 each, (xii) 28,226,073 voting redeemable Series E-2 Preferred Shares of a nominal or par value of US$0.0001 each, (xiii) 48,689,976 voting redeemable Series F Preferred Shares of a nominal or par value of US$0.0001 each, and (ix) 50,664,609 voting redeemable Series F+ Preferred Shares of a nominal or par value of US$0.0001 each, with power for the Company, insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (as amended).

6.

If the Company is registered as exempted, its operations will be carried on subject to the provisions of Part II of the Companies Law (as amended) and, subject to the provisions of the Companies Law (as amended) and the Thirteenth Amended and Restated Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

2

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRTEENTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

KANZHUN LIMITED

(Adopted by Special Resolution passed on November 27, 2020 and effective from

November 27, 2020)

1.	In these Articles Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith,

“Articles”	means these Thirteenth Amended and Restated Articles of Association of the Company as from time to time altered by Special Resolution.

“Auditor”	means the person for the time being performing the duties of auditors of the Company (if any).

“Banyan”	means Banyan Partners Fund II, L.P.

“Beijing Subsidiary”	means Beijing Huaye Jishi Network Technology Co., Ltd. (北京华业基石网络技术有限公司), a limited liability company established under the laws of the PRC.

“Board” or “Board of Directors”	means the board of directors for the time being of the Company.

“BVI Holdco”	means TECHWOLF LIMITED, a company incorporated and existing under the laws of the British Virgin Islands.

“Capital Today”	means CTG Evergreen Investment X Limited and CTG Evergreen Investment R Limited.

“Ceyuan Funds”	means Ceyuan Ventures III, L.P. and Ceyuan Ventures Advisors Fund III, LLC.

“Class A Ordinary Share”	means the class A ordinary share in the capital of the Company with a par value of US$0.0001 per share having the rights set out in these Articles.

“Class B Ordinary Share”	means the class B ordinary share in the capital of the Company with a par value of US$0.0001 per share having the rights set out in these Articles.

“Closing Date”	means the date of the Closing provided in the Series F+ Purchase Agreement.

“Coatue”	means Coatue PE Asia 26 LLC.

“Company”	means the above named company.

“Conversion Price”	means (i) with respect to the Series A Preferred Shares, the Series A Conversion Price, (ii) with respect to Series B Preferred Shares, the Series B Conversion Price, (iii) with respect to Series C Preferred Shares, the Series C Conversion Price, (iv) with respect to Series C-1 Preferred Shares, the Series C-1 Conversion Price, (v) with respect to Series C-2 Preferred Shares, the Series C-2 Conversion Price, (vi) with respect to Series C-3 Preferred Shares, the Series C-3 Conversion Price, (vii) with respect to Series D Preferred Shares, the Series D Conversion Price, (viii) with respect to the Series E Preferred Shares, the Series E Conversion Price, (ix) with respect to the Series E-1 Preferred Shares, the Series E-1 Conversion Price, (x) with respect to the Series E-2 Preferred Shares, the Series E-2 Conversion Price, (xi) with respect to the Series F Preferred Shares, the Series F Conversion Price, and (xii) with respect to the Series F+ Preferred Shares, the Series F+ Conversion Price.

“Debenture”	means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Directors”	means the directors for the time being of the Company.

“Dividend”	includes an interim dividend and bonus issues.

“Domestic Enterprise”	means Beijing Huapin Borui Network Technology Co., Ltd. (北京华品博睿网络技术有限公司), a limited liability company established under the laws of the PRC.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law (2003 Revision).

“Equity Securities”	means, with respect to any person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any contract providing for the acquisition of any of the foregoing.

“ESOP”	means the employee equity incentive plan of the Company under which 145,696,410 Class A Ordinary Shares are reserved for issuance as approved by the Preferred Super-majority in accordance with the Articles.

“First Closing Date of Series C-1 Round”	means the date of the First Closing provided in the Series C-1 Purchase Agreement.

“Founder”	means Mr. ZHAO Peng (赵鹏), a citizen of PRC with his ID Card number ******* (together with the BVI Holdco, collectively, the “Founder Parties,” and each, a “Founder Party”).

“GGV”	means collectively, GGV Capital VI L.P., GGV Capital VI Plus L.P. and GGV Capital VI Entrepreneurs Fund L.P.

“GS”	means Global Private Opportunities Partners II Offshore Holdings LP and Global Private Opportunities Partners II LP.

“Group Companies”	means the Company, the HK Company, the WFOE, the Domestic Enterprise, Beijing Subsidiary, Beijing Renjuren Network Technology Co., Ltd. (北京人聚人网络技术有限公司), the US Subsidiary and any subsidiaries (controlled either by equity or contract or otherwise) of the foregoing collectively, and each individually, a “Group Company.”

“HK Company”	means Techfish Limited, a limited liability company incorporated in the Hong Kong Special Administrative Region of the PRC, which is one hundred percent (100%) held by the Company.

“Independent Director”	has the meaning given in Article 70 of the Articles.

“Investors”	means Series A Investors, Series B Investors, Series C Investor, Series C-1 Investors, Series C2 Investors, Series C-3 Investors, Series D Investors, Series E Investors, Series E-1 Investors, Series E-2 Investor, Series F Investors and Series F+ Investors, and each, an “Investor.”

“Investor Directors”	has the meaning given in Article 70 of the Articles.

“Issue Price”	means (i) with respect to the Series A Preferred Shares, the Series A Issue Price, (ii) with respect to Series B Preferred Shares, the Series B Issue Price, (iii) with respect to Series C Preferred Shares, the Series C Issue Price, (iv) with respect to Series C-1 Preferred Shares, the Series C-1 Issue Price, (v) with respect to Series C-2 Preferred Shares, the Series C-2 Issue Price, (vi) with respect to Series C-3 Preferred Shares, the Series C-3 Issue Price, (vii) with respect to Series D Preferred Shares, the Series D Issue Price, (viii) with respect to the Series E Preferred Shares, the Series E Issue Price, (ix) with respect to the Series E-1 Preferred Shares, the Series E-1 Issue Price, (x) with respect to the Series E-2 Preferred Shares, the Series E-2 Issue Price. (xi) with respect to the Series F Preferred Shares, the Series F Issue Price and (xii) with respect to the Series F+ Preferred Shares, the Series F+ Issue Price.

“Magic Stone Fund”	means MSA China Fund I L.P. and Magic Stone Special Opportunity Fund VIII L.P.

“Majority”	means more than 50% of votes of each class of shares or more than 50% of votes of the Directors, where applicable.

“Majority Investor Directors”	means at least a majority of all the Directors being appointed as Investor Directors and as Independent Director collectively.

“Member”	has the same meaning as in the Statute.

“Month”	means calendar month.

“Nanjing Subsidiary”	means Nanjing Boruo Network Technology Co., Ltd. (南京伯若网络技术有限公司), a limited liability company established under the laws of the PRC, and dissolved on July 20th, 2015.

“Ordinary Resolution”	means a resolution:

(a) passed by Members holding a simple majority of all the Members’ voting shares who, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting; or

(b) approved in writing by all Members entitled to vote in person or, where proxies are allowed, by proxy at a general meeting of the Company in one or more instruments each signed by one or more of the Members.

“Ordinary Shares”	means Class A Ordinary Shares and Class B Ordinary Shares, collectively or any of them.

“Ordinary Shareholders”	means the holders of Ordinary Shares of the Company, other than (i) Class A Ordinary Shares converted from Preferred Shares, (ii) the Class A Ordinary Shares held by Tencent in accordance with the Share Transfer Agreement entered into by and among Tencent, Zhao Peng (赵鹏) and TECHWOLF LIMITED dated as of August 7, 2020, and (iii) the Class A Ordinary Shares held by Coatue in accordance with the Share Subscription Agreement entered into by and between the Company and Coatue dated as of August 7, 2020.

“Original Issue Date”	means (i) with respect to the Series A Preferred Shares, the Series A Original Issue Date, (ii) with respect to Series B Preferred Shares, the Series B Original Issue Date, (iii) with respect to Series C Preferred Shares, the Series C Original Issue Date, (iv) with respect to Series C-1 Preferred Shares, the Series C-1 Original Issue Date, (v) with respect to Series C-2 Preferred Shares, the Series C-2 Original Issue Date, (vi) with respect to Series C-3 Preferred Shares, the Series C-3 Original Issue Date, (vii) with respect to Series D Preferred Shares, the Series D Original Issue Date, a (viii) with respect to Series E Preferred Shares, the Series E Original Issue Date, (ix) with respect to Series E-1 Preferred Shares, the Series E-1 Original Issue Date, (x) with respect to Series E-2 Preferred Shares, the Series E-2 Original Issue Date, (xi) with respect to Series F Preferred Shares, the Series F Original Issue Date and (xii) with respect to Series F+ Preferred Shares, the Series F+ Original Issue Date.

“Paid-up”	means paid-up and/or credited as paid-up.

“PRC”	means the People’s Republic of China, for purposes of these Articles and other Transaction Documents, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the Islands of Taiwan.

“PRC Regulatory Development”	means an event or change occurred on PRC regulatory development (including without limitation to any official and written interpretation or clarification by the Ministry of Commerce of PRC or any other governmental authority in the PRC of the Provisions on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (as amended) (《关于外国投资者并购境内企业的规定》), issued by MOFCOM on August 8, 2006 and effective as of September 8, 2006, or any other Laws promulgated after the date of the Series F+ Original Issue Date) that will materially and adversely affects the validity and enforceability of any or all of the Transaction Documents and any or all the transactions and arrangement contemplated thereof (including without limitation to the structure of the variable interests entities between the WFOE and the Domestic Enterprise).

“Preferred Shares”	means the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series C-1 Preferred Shares, Series C-2 Preferred Shares, Series C-3 Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series E-1 Preferred Shares, Series E-2 Preferred Shares. Series F Preferred Shares and Series F+ Preferred Shares, collectively or individually, as the context may require.

“Preferred Share Preference Amount”	means the Series A Preferred Share Preference Amount, the Series B Preferred Share Preference Amount, the Series C Preferred Share Preference Amount, the Series C-1 Preferred Share Preference Amount, the Series C-2 Preferred Share Preference Amount, the Series C-3 Preferred Share Preference Amount, the Series D Preferred Share Preference Amount, the Series E Preferred Share Preference Amount, the Series E-1 Preferred Share Preference Amount, the Series E-2 Preferred Share Preference Amount, the Series F Preferred Share Preference Amount and Series F+ Preferred Share Preference, as the case may be.

“Preferred Super-majority”	means the holders holding more than two-thirds (2/3) of the voting power of the issued and outstanding Preferred Shares.

“Qualified Public Offering”	means a firm underwritten public offering of the Class A Ordinary Shares of the Company (or securities representing such Class A Ordinary Shares) on the Main Board of the Stock Exchange of Hong Kong Limited, the New York Stock Exchange, the NASDAQ Global Market, or on such other internationally recognized stock exchange approved in writing by the Preferred Super-majority, with an offering price (exclusive of underwriting commissions and expenses) that reflects the market capitalization of the Company of not less than US$5,000,000,000 immediately prior to the consummation of such offering, and gross proceeds to the Company of at least US$300,000,000 (prior to any underwriters’ commissions and expenses).

“Redeeming Investor”	has the meaning given in Article 18(b) below.

“Redemption Date”	has the meaning given in Article 18(b) below.

“Redemption Notice”	has the meaning given in Article 18(b) below.

“Redemption Price”	means, (i) with respect to the Series A Preferred Shares, the Series A Redemption Price, (ii) with respect to Series B Preferred Shares, the Series B Redemption Price, (iii) with respect to Series C Preferred Shares, the Series C Redemption Price, (iv) with respect to Series C-1 Preferred Shares, the Series C-1 Redemption Price, (v) with respect to Series C-2 Preferred Shares, the Series C-2 Redemption Price, (vi) with respect to Series C-3 Preferred Shares, the Series C-3 Redemption Price, (vii) with respect to Series D Preferred Shares, the Series D Redemption Price, (viii) with respect to Series E Preferred Shares, the Series E Redemption Price, (ix) with respect to Series E-1 Preferred Shares, the Series E-1 Redemption Price, (x) with respect to Series E-2 Preferred Shares, the Series E-2 Redemption Price, (xi) with respect to Series F Preferred Shares, the Series F Redemption Price and (xii) with respect to Series F+ Preferred Shares, the Series F+ Redemption Price.

“Redemption Start Date”	means, (i) with respect to the Series A Preferred Shares, the Series A Redemption Start Date, (ii) with respect to Series B Preferred Shares, the Series B Redemption Start Date, (iii) with respect to Series C Preferred Shares, the Series C Redemption Start Date, (iv) with respect to Series C-1 Preferred Shares, the Series C-1 Redemption Start Date, (v) with respect to Series C-2 Preferred Shares, the Series C-2 Redemption Start Date, (vi) with respect to Series C-3 Preferred Shares, the Series C-3 Redemption Start Date, and (vii) with respect to Series D Preferred Shares, the Series D Redemption Start Date, (viii) with respect to Series E Preferred Shares, the Series E Redemption Start Date, (ix) with respect to Series E-1 Preferred Shares, the Series E-1 Redemption Start Date, (x) with respect to Series E-2 Preferred Shares, the Series E-2 Redemption Start Date, (xi) with respect to Series F Preferred Shares, the Series F Redemption Start Date and (xii) with respect to Series F+ Preferred Shares, the Series F+ Redemption Start Dat.

“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Second Closing Date of Series C-1 Round”	means the date of the Second Closing provided in the Series C-1 Purchase Agreement.

“Secretary”	includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Securities Act”	means the Securities Act of 1933 of the United States, as amended from time to time, including any successor statutes.

“Series A Conversion Price”	means the price at which Class A Ordinary Shares shall be allotted upon conversion of the Series A Preferred Shares as stipulated in Article 15(a) below.

“Series A Issue Price”	means initially US$0.05 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series A Preferred Shares.

“Series A Investors”	means Shunwei Fund (in the capacity of the holder of the Series A Preferred Shares) and Ceyuan Funds (in the capacity of the holder of the Series A Preferred Shares), and each, a Series A Investor.

“Series A Majority”	has the meaning given in Article 19(a) below.

“Series A Original Issue Date”	means the date of the first issue of a Series A Preferred Share.

“Series A Preferred Shares”	means one or more voting redeemable Series A Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series A Preferred Share Preference Amount”	has the meaning given in Article 127(a) below.

“Series A Purchase Agreement”	means the Share Purchase Agreement dated as of May 20, 2014 entered into by and among the Company, the HK Company, the Domestic Enterprise, the Beijing Subsidiary, the Nanjing Subsidiary, the WFOE, the Founder Parties and the Series A Investors, as amended from time to time.

“Series A Redemption Price”	has the meaning given in Article 18(a)(i) below.

“Series A Redemption Start Date”	has the meaning given in Article 18(a)(i) below.

“Series A Transaction Documents”	means the Articles, the Series A Purchase Agreement, the Shareholders Agreement, and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing

“Series B Conversion Price”	means the price at which Class A Ordinary Shares shall be allotted upon conversion of the Series B Preferred Shares as stipulated in in Article 15(a) below.

“Series B Investors”	means Shunwei Fund (in the capacity of the holder of the Series B Preferred Shares), Ceyuan Funds (in the capacity of the holder of the Series B Preferred Shares), Magic Stone Fund (in the capacity of the holder of the Series B Preferred Shares) and Tencent (in the capacity of the holder of the Series B Preferred Shares), and each, a “Series B Investor.”

“Series B Issue Price”	means initially US$0.15 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series B Preferred Shares.

“Series B Majority”	has the meaning given in Article 19(a) below.

“Series B Original Issue Date”	means the date of the first issue of a Series B Preferred Share.

“Series B Preferred Shares”	means one or more voting redeemable Series B Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series B Preferred Share Preference Amount”	has the meaning given in Article 127(a) below.

“Series B Purchase Agreement”	means the Share Purchase Agreement dated as of December 11, 2014 entered into by and among the Company, the HK Company, the Domestic Enterprise, the Beijing Subsidiary, the Nanjing Subsidiary, the WFOE, the Founder Parties and the Series B Investors, as amended from time to time.

“Series B Redemption Price”	has the meaning given in Article 18(a)(ii) below.

“Series B Redemption Start Date”	has the meaning given in Article 18(a)(ii) below.

“Series B Transaction Documents”	means the Articles, the Series B Purchase Agreement, the Shareholders Agreement, and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Series C Conversion Price”	means the price at which Class A Ordinary Shares shall be allotted upon conversion of the Series C Preferred Shares as stipulated in Article 15(a) below.

“Series C Investor”	means CTG Evergreen Investment X Limited (in the capacity of the holder of the Series C Preferred Shares).

“Series C Issue Price”	means initially US$0.208 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series C Preferred Shares.

“Series C Majority”	has the meaning given in Article 19(a) below.

“Series C Original Issue Date”	means the date of the first issue of a Series C Preferred Share.

“Series C Preferred Shares”	means one or more voting redeemable Series C Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series C Preferred Share Preference Amount”	has the meaning given in Article 127(a) below.

“Series C Purchase Agreement”	means the Share Purchase Agreement dated as of April 3, 2015 entered into by and among the Company, the HK Company, the Domestic Enterprise, the Beijing Subsidiary, the Nanjing Subsidiary, the WFOE, the Founder Parties and the Series C Investor, as amended from time to time.

“Series C Redemption Price”	has the meaning given in Article 18(a)(iii) below.

“Series C Redemption Start Date”	has the meaning given in Article 18(a)(iii) below.

“Series C Transaction Documents”	means the Articles, the Series C Purchase Agreement, the Shareholders Agreement, and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Series C-1 Conversion Price”	means the price at which Class A Ordinary Shares shall be allotted upon conversion of the Series C1 Preferred Shares as stipulated in Article 15(a) below.

“Series C-1 Investors”	means Suzhou Industrial Park 825 New Media Investment Enterprise L.P. (苏州工业园区八二五新媒体投资企业(有限合伙), the “Meridian Fund I”), Suzhou Industrial Park 825 Fund II New Media Investment Centre L.P. (苏州工业园区八二五二期新媒体投资中心 (有限合伙), the “Meridian Fund II”, together with the Meridian Fund I, the “Meridian”), Capital Today (in the capacity of the holder of the Series C-1 Preferred Shares), Shunwei Fund (in the capacity of the holder of the Series C-1 Preferred Shares), Tencent (in the capacity of the holder of the Series C-1 Preferred Shares), INSPIRING LINK LIMITED (in the capacity of the holder of the Series C-1 Preferred Shares), GGV Capital VI Plus L.P. (in the capacity of the holder of the Series C-1 Preferred Shares), GGV Capital VI Entrepreneurs Fund L.P. (in the capacity of the holder of the Series C-1 Preferred Shares), Banyan (in the capacity of the holder of the Series C-1 Preferred Shares) and DELICATE MASTER LIMITED (in the capacity of the holder of the Series C-1 Preferred Shares) and each, a “Series C-1 Investor.”

“Series C-1 Issue Price”	means initially US$0.276 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series C-1 Preferred Shares.

“Series C-1 Majority”	has the meaning given in Article 19(a) below.

“Series C-1 Original Issue Date”	with respect to the Series C-1 Preferred Shares issued at the first closing as contemplated under the Series C-1 Purchase Agreement, means the First Closing Date of Series C-1 Round; and with respect to the Series C-1 Preferred Share issued at the second closing as contemplated under the Series C-1 Purchase Agreement, means the Second Closing Date of Series C-1 Round.

“Series C-1 Preferred Shares”	means one or more voting redeemable Series C-1 Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series C-1 Preferred Share Preference Amount”	has the meaning given in Article 127(a) below.

“Series C-1 Purchase Agreement”	means the Share Purchase Agreement dated as of July 7, 2016, entered into by and among the Company, the HK Company, the Domestic Enterprise, the Beijing Subsidiary, the WFOE, the Founder Parties and the Series C-1 Investors, as amended from time to time.

“Series C-1 Transaction Documents”	means the Articles, the Series C-1 Purchase Agreement, the Shareholders Agreement, and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Series C-1 Redemption Price”	has the meaning given in Article 18(a)(iv) below.

“Series C-1 Redemption Start Date”	has the meaning given in Article 18(a)(iv) below.

“Series C-2 Conversion Price”	means the price at which Class A Ordinary Shares shall be allotted upon conversion of the Series C-2 Preferred Shares as stipulated in Article 15(a) below.

“Series C-2 Investors”	means Banyan and Magic Stone Fund (in the capacity of the holder of the Series C-2 Preferred Shares).

“Series C-2 Issue Price”	means initially US$0.426 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series C-2 Preferred Shares.

“Series C-2 Majority”	has the meaning given in Article 19(a) below.

“Series C-2 Original Issue Date”	means the date of the first issue of a Series C-2 Preferred Share.

“Series C-2 Preferred Shares”	means one or more voting redeemable Series C-2 Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series C-2 Preferred Share Preference Amount”	has the meaning given in Article 127(a) below.

“Series C-2 Purchase Agreement”	means the Share Purchase Agreement dated as of August 15, 2016, entered into by and among the Company, the HK Company, the Domestic Enterprise, the WFOE, the Founder Parties and the Series C-2 Investors, as amended from time to time.

“Series C-2 Redemption Price”	has the meaning given in Article 18(a)(v) below.

“Series C-2 Redemption Start Date”	has the meaning given in Article 18(a)(v) below.

“Series C-2 Transaction Documents”	means these Articles, the Series C-2 Purchase Agreement, the Shareholders Agreement, and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Series C-3 Conversion Price”	means the price at which Class A Ordinary Shares shall be allotted upon conversion of the Series C-3 Preferred Shares as stipulated in Article 15(a) below.

“Series C-3 Investors”	means Magic Stone Fund (in the capacity of the holder of the Series C-3 Preferred Shares), CTG Evergreen Investment X Limited (in the capacity of the holder of the Series C-3 Preferred Shares), Meridian Fund II (in the capacity of the holder of the Series C-3 Preferred Shares), Banyan (in the capacity of the holder of the Series C-3 Preferred Shares) and Tencent (in the capacity of the holder of the Series C-3 Preferred Shares).

“Series C-3 Issue Price”	means initially US$0.522 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series C-3 Preferred Shares.

“Series C-3 Majority”	has the meaning given in Article 19(a) below.

“Series C-3 Original Issue Date”	means the date of the first issue of a Series C-3 Preferred Share.

“Series C-3 Preferred Shares”	means one or more voting redeemable Series C-3 Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series C-3 Preferred Share Preference Amount”	has the meaning given in Article 127(a) below.

“Series C-3 Purchase Agreement”	means the Share Purchase Agreement dated as of February 10, 2017, entered into by and among the Company, the HK Company, the Domestic Enterprise, the WFOE, the Founder Parties and the Series C-3 Investors, as amended from time to time.

“Series C-3 Redemption Price”	has the meaning given in Article 18(a)(vi) below.

“Series C-3 Redemption Start Date”	has the meaning given in Article 18(a)(vi) below.

“Series C-3 Transaction Documents”	means these Articles, the Series C-3 Purchase Agreement, the Shareholders Agreement, and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Series D Conversion Price”	means the price at which Class A Ordinary Shares shall be allotted upon conversion of the Series D Preferred Shares as stipulated in Article 15(a) below.

“Series D Investors”	means GS, Capital Today (in the capacity of the holder of the Series D Preferred Shares), Banyan (in the capacity of the holder of the Series D Preferred Shares), Tencent (in the capacity of the holder of the Series D Preferred Shares), INSPIRING LINK LIMITED (in the capacity of the holder of the Series D Preferred Shares), GGV Capital VI Plus L.P. (in the capacity of the holder of the Series D Preferred Shares), GGV Capital VI Entrepreneurs Fund L.P. (in the capacity of the holder of the Series D Preferred Shares) and DELICATE MASTER LIMITED (in the capacity of the holder of the Series D Preferred Shares), and each, “Series D Investor.”

“Series D Issue Price”	means initially US$0.7131 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series D Preferred Shares.

“Series D Majority”	has the meaning given in Article 19(a) below.

“Series D Original Issue Date”	means the date of the first issue of a Series D Preferred Share.

“Series D Preferred Shares”	means one or more voting redeemable Series D Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series D Preferred Share Preference Amount”	has the meaning given in Article 127(a) below.

“Series D Purchase Agreement”	means the Share Purchase Agreement dated as of October 31, 2017, entered into by and among the Company, the HK Company, the Domestic Enterprise, the WFOE, the Founder Parties and the Series D Investors, as amended from time to time.

“Series D Redemption Price”	has the meaning given in Article 18(a)(vii) below.

“Series D Redemption Start Date”	has the meaning given in Article 18(a)(vii) below.

“Series D Transaction Documents”	means these Articles, the Series D Purchase Agreement, the Shareholders Agreement, the management rights letter, the director indemnification agreement, and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Series E Conversion Price”	means the price at which Class A Ordinary Shares shall be allotted upon conversion of the Series E Preferred Shares as stipulated in Article 15(a) below.

“Series E Investors”	means GGV (in the capacity of the holder of the Series E Preferred Shares), Shenzhen Hina New Economic Equity Investment Fund Partnership (Limited Partnership) (深圳汉能新经济股权投资基金合伙企业（有限合伙）), Hina Group Fund V, L.P., Banyan (in the capacity of the holder of the Series E Preferred Shares), Capital Today (in the capacity of the holder of the Series E Preferred Shares), DELICATE MASTER LIMITED (in the capacity of the holder of the Series E Preferred Shares), Tencent (in the capacity of the holder of the Series E Preferred Shares), INSPIRING LINK LIMITED (in the capacity of the holder of the Series E Preferred Shares), and each, “Series E Investor.”

“Series E Issue Price”	means initially US$1.56 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series E Preferred Shares.

“Series E Majority”	has the meaning given in Article 19(a) below.

“Series E Original Issue Date”	means the date of the first issue of a Series E Preferred Share.

“Series E Preferred Shares”	means one or more voting redeemable Series E Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series E Preferred Share Preference Amount”	has the meaning given in Article 127(a) below.

“Series E Purchase Agreement”	means the Share Purchase Agreement dated as of December 14, 2018, entered into by and among the Company, the HK Company, the Domestic Enterprise, the WFOE, the Founder Parties and the Series E Investors, as amended from time to time.

“Series E Redemption Price”	has the meaning given in Article 18(a)(viii) below.

“Series E Redemption Start Date”	has the meaning given in Article 18(a)(viii) below.

“Series E Shares”	means Series E Preferred Shares, Series E-1 Preferred Shares and Series E-2 Preferred Shares, collectively.

“Series E Transaction Documents”	means these Articles, the Series E Purchase Agreement, the Shareholders Agreement, the management rights letter, the director indemnification agreement and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Series E-1 Conversion Price”	means the price at which Class A Ordinary Shares shall be allotted upon conversion of the Series E-1 Preferred Shares as stipulated in Article 15(a) below.

“Series E-1 Investors”	means Sunshine Life Insurance Corporation Limited (阳光人寿保险股份有限公司) and INSPIRING LINK LIMITED.

“Series E-1 Issue Price”	means initially US$1.70 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series E-1 Preferred Shares.

“Series E-1 Original Issue Date”	means, (i) with respect to the Series E-1 Preferred Shares initially issued to INSPIRING LINK LIMITED, the date of the first issue of any of such Series E-1 Preferred Share; and (ii) with respect to the Series E-1 Preferred Shares initially issued to Sunshine Life Insurance Corporation Limited (阳光人寿保险股份有限公司), the date of the first issue of any of such Series E-1 Preferred Share.

“Series E-1 Preferred Shares”	means one or more voting redeemable Series E-1 Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series E-1 Preferred Share Preference Amount”	has the meaning given in Article 127(a) below.

“Series E-1 Purchase Agreements”	means Series E-1 Purchase Agreement I and/or Series E-1 Purchase Agreement II.

“Series E-1 Purchase Agreement I”	means the Share Purchase Agreement dated as of January 29, 2019, entered into by and among the Company, the HK Company, the Domestic Enterprise, the WFOE, the Founder Parties and Sunshine Life Insurance Corporation Limited (阳光人寿保险股份有限公司), as amended from time to time.

“Series E-1 Purchase Agreement II”	means the Share Purchase Agreement dated as of March 8, 2019, entered into by and among the Company, the HK Company, the Domestic Enterprise, the WFOE, the Founder Parties and INSPIRING LINK LIMITED, as amended from time to time.

“Series E-1 Redemption Price”	has the meaning given in Article 18(a)(ix) below.

“Series E-1 Redemption Start Date”	has the meaning given in Article 18(a)(ix) below.

“Series E-1 Transaction Documents”	means these Articles, the Series E-1 Purchase Agreements, the Shareholders Agreement and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Series E-2 Conversion Price”	means the price at which Class A Ordinary Shares shall be allotted upon conversion of the Series E-2 Preferred Shares as stipulated in Article 15(a) below.

“Series E-2 Investor”	means Tencent (in the capacity of the holder of the Series E-2 Preferred Shares).

“Series E-2 Issue Price”	means initially US$1.7714 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series E-2 Preferred Shares.

“Series E-2 Original Issue Date”	means the date of the first issue of a Series E-2 Preferred Share.

“Series E-2 Preferred Shares”	means one or more voting redeemable Series E-2 Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series E-2 Preferred Share Preference Amount”	has the meaning given in Article 127(a) below.

“Series E-2 Purchase Agreement”	means the Share Purchase Agreement dated as of July 4, 2019, entered into by and among the Company, the HK Company, the Domestic Enterprise, the WFOE, the Founder Parties, Tencent and certain other parties, as amended from time to time.

“Series E-2 Redemption Price”	has the meaning given in Article 18(a)(x) below.

“Series E-2 Redemption Start Date”	has the meaning given in Article 18(a)(x) below.

“Series E-2 Transaction Documents”	means these Articles, the Series E-2 Purchase Agreement, the Shareholders Agreement and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Series F Conversion Price”	means the price at which Class A Ordinary Shares shall be allotted upon conversion of the Series F Preferred Shares as stipulated in Article 15(a) below.

“Series F Investors”	means Coatue (in the capacity of the holder of the Series F Preferred Shares) and Tencent (in the capacity of the holder of the Series F Preferred Shares).

“Series F Issue Price”	means initially US$3.0807 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series F Preferred Shares.

“Series F Majority”	has the meaning given in Article 19(a) below.

“Series F Original Issue Date”	means the date of the first issue of a Series F Preferred Share.

“Series F Preferred Shares”	means one or more voting redeemable Series F Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series F Preferred Share Preference Amount”	has the meaning given in Article 127(a) below.

“Series F Purchase Agreement”	means the Share Purchase Agreement dated as of February 10, 2020 entered into by and among the Company, the HK Company, the Domestic Enterprise, the WFOE, the Founder Parties, Coatue, Tencent and certain other parties, as amended from time to time.

“Series F Redemption Price”	has the meaning given in Article 18(a)(xi) below.

“Series F Redemption Start Date”	has the meaning given in Article 18(a)(xi) below.

“Series F Transaction Documents”	means these Articles, the Series F Purchase Agreement, the Shareholders Agreement and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Series F+ Conversion Price”	means the price at which Class A Ordinary Shares shall be allotted upon conversion of the Series F+ Preferred Shares as stipulated in Article 15(a) below.

“Series F+ Investors”	means SCC Growth VI Holdco E, Ltd., INTERNET FUND VI PTE. LTD., Coatue (in the capacity of the holder of the Series F+ Preferred Shares), Huaxing Growth Capital III, L.P. and GGV (in the capacity of the holder of the Series F+ Preferred Shares).

“Series F+ Issue Price”	means initially US$5.3292 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series F+ Preferred Shares.

“Series F+ Majority”	has the meaning given in Article 19(a) below.

“Series F+ Original Issue Date”	means the date of the first issue of a Series F+ Preferred Share.

“Series F+ Preferred Shares”	means one or more voting redeemable Series F+ Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series F+ Preferred Share Preference Amount”	has the meaning given in Article 127(a) below.

“Series F+ Purchase Agreement”	means the Share Purchase Agreement dated as of November 27, 2020, entered into by and among the Company, the HK Company, the Domestic Enterprise, the WFOE, the Founder Parties, SCC Growth VI Holdco E, Ltd., INTERNET FUND VI PTE. LTD., Huaxing Growth Capital III, L.P., Coatue, GGV and certain other parties, as amended from time to time.

“Series F+ Redemption Price”	has the meaning given in Article 18(a)(xii) below.

“Series F+ Redemption Start Date”	as the meaning given in Article 18(a)(xii) below.

“Series F+ Transaction Documents”	means these Articles, the Series F+ Purchase Agreement, the Shareholders Agreement and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Shares”	means Ordinary Shares, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series C-1 Preferred Shares, Series C-2 Preferred Shares, Series C-3 Preferred Shares, Series D Preferred Shares, Series E Shares, Series F Preferred Shares, Series F+ Preferred Shares and any other shares in the capital of the Company, and “Share” means any one share of such Shares.

“Share Premium Account”	means the account of the Company which the Company is required by the Statute to maintain, to which all premiums over nominal or par value received by the Company in respect of issues of shares from time to time are credited.

“Shareholders Agreement”	means the Eleventh Amended and Restated Shareholders Agreement dated as of November 27, 2020, entered into by and among the Company, the HK Company, the WFOE, the Domestic Enterprise, the Founder, and certain other parties named therein, as amended from time to time.

“Shunwei Fund”	means Shunwei Technology III Limited.

“Special Resolution”	means a special resolution passed in accordance with Section 60 of the Statute, namely:

(a)   passed by such Members holding not less than two-thirds (2/3) of the issued and outstanding shares of the Company, who, as being entitled to do so, vote in person or by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given; or

(b) approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members.

“Statute”	means the Companies Law of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in force.

“Tencent”	means Image Frame Investment (HK) Limited.

“Trade Sale Event”	means (i) a consolidation or merger of the Company with or into any other business entity in which the shareholders of the Company immediately prior to such merger or consolidation held shares representing less than a Majority of the voting power of the outstanding share capital of the surviving business entity, (ii) an exclusive licensing of all or substantially all of the intellectual property rights of the Group Companies (taken as a whole) to any third party, (iii) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Group Companies (taken as a whole), or (iv) a sale, transfer or other disposition of a Majority of the issued and outstanding share capital of the Company or a Majority of the voting power of the Company.

“Transaction Documents”	means (i) with respect to the Series A Preferred Shares, the Series A Transaction Documents, (ii) with respect to Series B Preferred Shares, the Series B Transaction Documents, (iii) with respect to Series C Preferred Shares, the Series C Transaction Documents, (iv) with respect to Series C-1 Preferred Shares, the Series C-1 Transaction Documents, (v) with respect to Series C-2 Preferred Shares, the Series C-2 Transaction Documents, (vi) with respect to Series C-3 Preferred Shares, the Series C-3 Transaction Documents, (vii) with respect to Series D Preferred Shares, the Series D Transaction Documents, (viii) with respect to Series E Preferred Shares, the Series E Transaction Documents, (ix) with respect to Series E-1 Preferred Shares, the Series E-1 Transaction Documents, (x) with respect to Series E-2 Preferred Shares, the Series E-2 Transaction Documents, (xi) with respect to Series F Preferred Shares, the Series F Transaction Documents and (xii) with respect to Series F+ Preferred Shares, the Series F+ Transaction Documents.

“US Subsidiary”	means Face Hired Inc., with its registered address at 2901 Tasman Drive, Suite 107, Santa Clara, California 95054, United States of America, is a wholly-owned subsidiary of the Company.

“WFOE”	means Beijing Glorywolf Co., Ltd. (北京歌利沃夫企业管理有限公司), a company duly incorporated under the laws of the PRC and wholly owned by the HK Company.

Words importing the singular number include the plural number and vice-versa.

Words importing the masculine gender include the feminine gender.

Words importing persons include corporations.

“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record.

Any phrase introduced by the terms “include,” “including,” “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

References to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time.

Headings are inserted for reference only and shall be ignored in construing these Articles.

2.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

3.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.	(a)	Each Member shall be entitled to a share certificate. Share certificates evidencing shares of the Company shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares evidenced thereby are issued, with the number of shares and date of issue, shall be entered in the Register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled, and subject to these Articles, no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process.

(b)

The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be sufficient delivery to all of them.

5.

If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

ISSUE OF SHARES

6.

Subject to the relevant provisions, if any, in these Articles and the Transaction Documents and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares:

(a)

the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company with or without preferred, deferred or other special rights or restrictions, whether with regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. The Company shall not issue shares in bearer form.

(b)

The Board may issue warrants to subscribe for any class or series of shares or other securities of the Company on such terms as it may from time to time determine. Where warrants are issued to bearer, no new warrants shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original has been destroyed and the Company has received an indemnity in such form as the Board shall think fit with regard to the issue of any such new warrant.

(c)

The Directors may issue shares against payment in cash or against payment in kind (which may, in the sole determination of the Directors, include tangible assets, services or any other valuable property).

7.	The Company shall maintain or cause to be maintained a Register of Members in accordance with the Statute.

TRANSFER OF SHARES

8.

The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the Register of Members.

9.

The Directors, solely subject to and in accordance with contractual commitments regarding the transfer of shares that the Company may from time to time have, may decline to register any transfer of shares in violation of such commitments. If the Directors refuse to register a transfer they shall notify the transferee within two (2) Months of such refusal.

10.

The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than forty-five (45) days in any year.

REDEEMABLE SHARES

11.	(a)	Subject to the provisions of the Statute and in accordance with these Articles, the Company may issue shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company, subject always to Board consent. The redemption of such Shares shall be effected in accordance with these Articles or in such manner as the Company may, by Special Resolution, determine before the issuance of such shares.
(b)

Subject to the provisions of the Statute and Articles 18, 19 and 127, the Company may purchase its own shares (including any redeemable shares) on such terms and in such manner as the Directors may determine and agree with the Shareholders, and make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Statute, including out of capital. The Directors may when making payments in respect of redemption or purchase of shares, if authorised by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payment either in cash or in specie, including, without limitation, interests in a special purpose vehicle holding assets of the Company or holding entitlement to the proceeds of assets held by the Company or in a liquidating structure.

VARIATION OF RIGHTS OF SHARES

12.	(a)	If at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound-up and except where these Articles or the Statute impose any stricter quorum, voting or procedural requirements in regard to the variation of rights attached to a specific class or series, be varied with the consent in writing of the holders of at least a Majority of the issued shares of that class or series; provided that any change to the Directors’ appointment right as provided in Article 70 shall not be deemed as the variation of class rights.

(b)

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class or series of shares except that the necessary quorum shall be one or more persons holding or representing in person or by proxy at least a Majority of the issued shares of the class or series and that any holder of shares of the class or series present in person or by proxy may demand a poll.

13.

The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

14.

The Company may in so far as the Statute from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash and/or fully or partly Paid-up shares. The Company may also on any issue of shares pay such brokerage as may be lawful.

CONVERSION OF CLASS B ORDINARY SHARES

14A.

If any of Founder Parties directly or indirectly transfers any Class B Ordinary Shares (including but not limited to transferring voting rights thereof) beneficially held by him or her to a Person that is not also a Founder Party or other Person which is not beneficially wholly owned by a Founder Party, or the Founder no longer serves as a director or officer of any Group Company, then such transferred Class B Ordinary Shares shall be automatically converted into the same number of fully-paid and nonassessable Class A Ordinary Shares as of the date of such Transfer.

Subject to the provisions of this Article 14A and the requirements of the Statute, any Class B Ordinary Share may, at the option of the holder thereof, be converted at any time into the same number of fully-paid and nonassessable Class A Ordinary Shares.

CONVERSION OF PREFERRED SHARES

15.	The holders of the Preferred Shares have conversion rights as follows:

(a)

Right to Convert Preferred Shares. Unless converted earlier pursuant to Article 15(b) below, each Preferred Share shall be convertible, at the option of the holder thereof, at any time after the applicable Original Issue Date into such number of fully paid and non-assessable Class A Ordinary Shares as determined by dividing the applicable Issue Price by the then effective applicable Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which Class A Ordinary Shares shall be issuable upon conversion of the Series A Preferred Shares (the “Series A Conversion Price”) shall initially be the Series A Issue Price per Ordinary Share. Such initial Series A Conversion Price shall be subject to adjustment as hereinafter provided. Nothing in this Article 15(a) shall limit the automatic conversion rights of Series A Preferred Shares described in Article 15(b) below. For the avoidance of doubt, the initial conversion ratio for Series A Preferred Shares to Class A Ordinary Shares is 1:1 as of the date of adoption of these Articles. The price at which Class A Ordinary Shares shall be issuable upon conversion of the Series B Preferred Shares (the “Series B Conversion Price”) shall initially be the Series B Issue Price per Ordinary Share. Such initial Series B Conversion Price shall be subject to adjustment as hereinafter provided. Nothing in this Article 15(a) shall limit the automatic conversion rights of Series B Preferred Shares described in Article 15(b) below. For the avoidance of doubt, the initial conversion ratio for Series B Preferred Shares to Class A Ordinary Shares is 1:1 as of the date of adoption of these Articles. The price at which Class A Ordinary Shares shall be issuable upon conversion of the Series C Preferred Shares (the “Series C Conversion Price”) shall initially be the Series C Issue Price per Ordinary Share. Such initial Series C Conversion Price shall be subject to adjustment as hereinafter provided. Nothing in this Article 15(a) shall limit the automatic conversion rights of Series C Preferred Shares described in Article 15(b) below. For the avoidance of doubt, the initial conversion ratio for Series C Preferred Shares to Class A Ordinary Shares is 1:1 as of the date of adoption of these Articles. The price at which Class A Ordinary Shares shall be issuable upon conversion of the Series C-1 Preferred Shares (the “Series C-1 Conversion Price”) shall initially be the Series C-1 Issue Price per Ordinary Share. Such initial Series C-1 Conversion Price shall be subject to adjustment as hereinafter provided. Nothing in this Article 15(a) shall limit the automatic conversion rights of Series C-1 Preferred Shares described in Article 15(b) below. For the avoidance of doubt, the initial conversion ratio for Series C-1 Preferred Shares to Class A Ordinary Shares is 1:1 as of the date of adoption of these Articles. The price at which Class A Ordinary Shares shall be issuable upon conversion of the Series C-2 Preferred Shares (the “Series C-2 Conversion Price”) shall initially be the Series C-2 Issue Price per Ordinary Share. Such initial Series C-2 Conversion Price shall be subject to adjustment as hereinafter provided. Nothing in this Article 15(a) shall limit the automatic conversion rights of Series C-2 Preferred Shares described in Article 15(b) below. For the avoidance of doubt, the initial conversion ratio for Series C-2 Preferred Shares to Class A Ordinary Shares is 1:1 as of the date of adoption of these Articles. The price at which Class A Ordinary Shares shall be issuable upon conversion of the Series C-3 Preferred Shares (the “Series C-3 Conversion Price”) shall initially be the Series C-3 Issue Price per Ordinary Share. Such initial Series C-3 Conversion Price shall be subject to adjustment as hereinafter provided. Nothing in this Article 15(a) shall limit the automatic conversion rights of Series C-3 Preferred Shares described in Article 15(b) below. For the avoidance of doubt, the initial conversion ratio for Series C3 Preferred Shares to Class A Ordinary Shares is 1:1 as of the date of adoption of these Articles. The price at which Class A Ordinary Shares shall be issuable upon conversion of the Series D Preferred Shares (the “Series D Conversion Price”) shall initially be the Series D Issue Price per Ordinary Share. Such initial Series D Conversion Price shall be subject to adjustment as hereinafter provided. Nothing in this Article 15(a) shall limit the automatic conversion rights of Series D Preferred Shares described in Article 15(b) below. For the avoidance of doubt, the initial conversion ratio for Series D Preferred Shares to Class A Ordinary Shares is 1:1 as of the date of adoption of these Articles. The price at which Class A Ordinary Shares shall be issuable upon conversion of the Series E Preferred Shares (the “Series E Conversion Price”) shall initially be the Series E Issue Price per Ordinary Share. Such initial Series E Conversion Price shall be subject to adjustment as hereinafter provided. Nothing in this Article 15(a) shall limit the automatic conversion rights of Series E Preferred Shares described in Article 15(b) below. For the avoidance of doubt, the initial conversion ratio for Series E Preferred Shares to Class A Ordinary Shares is 1:1 as of the date of adoption of these Articles. The price at which Class A Ordinary Shares shall be issuable upon conversion of the Series E-1 Preferred Shares (the “Series E-1 Conversion Price”) shall initially be the Series E-1 Issue Price per Ordinary Share. Such initial Series E-1 Conversion Price shall be subject to adjustment as hereinafter provided. Nothing in this Article 15(a) shall limit the automatic conversion rights of Series E-1 Preferred Shares described in Article 15(b) below. For the avoidance of doubt, the initial conversion ratio for Series E-1 Preferred Shares to Class A Ordinary Shares is 1:1 as of the date of adoption of these Articles. The price at which Class A Ordinary Shares shall be issuable upon conversion of the Series E-2 Preferred Shares (the “Series E-2 Conversion Price”) shall initially be the Series E-2 Issue Price per Ordinary Share. Such initial Series E-2 Conversion Price shall be subject to adjustment as hereinafter provided. Nothing in this Article 15(a) shall limit the automatic conversion rights of Series E-2 Preferred Shares described in Article 15(b) below. For the avoidance of doubt, the initial conversion ratio for Series E-2 Preferred Shares to Class A Ordinary Shares is 1:1 as of the date of adoption of these Articles. The price at which Class A Ordinary Shares shall be issuable upon conversion of the Series F Preferred Shares (the “Series F Conversion Price”) shall initially be the Series F Issue Price per Ordinary Share. Such initial Series F Conversion Price shall be subject to adjustment as hereinafter provided. Nothing in this Article 15(a) shall limit the automatic conversion rights of Series F Preferred Shares described in Article 15(b) below. For the avoidance of doubt, the initial conversion ratio for Series F Preferred Shares to Class A Ordinary Shares is 1:1 as of the date of adoption of these Articles. The price at which Class A Ordinary Shares shall be issuable upon conversion of the Series F+ Preferred Shares (the “Series F+ Conversion Price”) shall initially be the Series F+ Issue Price per Ordinary Share. Such initial Series F+ Conversion Price shall be subject to adjustment as hereinafter provided. Nothing in this Article 15(a) shall limit the automatic conversion rights of Series F Preferred Shares described in Article 15(b) below. For the avoidance of doubt, the initial conversion ratio for Series F+ Preferred Shares to Class A Ordinary Shares is 1:1 as of the date of adoption of these Articles

(b)

Automatic Conversion. Each Series A Preferred Share shall automatically be converted into Class A Ordinary Shares at the then effective Series A Conversion Price upon (i) the closing of a Qualified Public Offering, or (ii) the written consent of holders of at least a Majority of the outstanding Series A Preferred Shares (voting together as a single class and calculated on as-converted basis). In the event of the automatic conversion of the Series A Preferred Shares upon a Qualified Public Offering as described above, the person(s) entitled to receive the Class A Ordinary Shares issuable upon such conversion of Series A Preferred Shares shall not be deemed to have converted such Series A Preferred Shares until immediately prior to the closing of the Qualified Public Offering. Each Series B Preferred Share shall automatically be converted into Class A Ordinary Shares at the then effective Series B Conversion Price upon (i) the closing of a Qualified Public Offering, or (ii) the written consent of holders of at least a Majority of the outstanding Series B Preferred Shares (voting together as a single class and calculated on as-converted basis). In the event of the automatic conversion of the Series B Preferred Shares upon a Qualified Public Offering as described above, the person(s) entitled to receive the Class A Ordinary Shares issuable upon such conversion of Series B Preferred Shares shall not be deemed to have converted such Series B Preferred Shares until immediately prior to the closing of the Qualified Public Offering. Each Series C Preferred Share shall automatically be converted into Class A Ordinary Shares at the then effective Series C Conversion Price upon (i) the closing of a Qualified Public Offering, or (ii) the written consent of holders of at least a Majority of the outstanding Series C Preferred Shares (voting together as a single class and calculated on as-converted basis). In the event of the automatic conversion of the Series C Preferred Shares upon a Qualified Public Offering as described above, the person(s) entitled to receive the Class A Ordinary Shares issuable upon such conversion of Series C Preferred Shares shall not be deemed to have converted such Series C Preferred Shares until immediately prior to the closing of the Qualified Public Offering. Each Series C-1 Preferred Share shall automatically be converted into Class A Ordinary Shares at the then effective Series C-1 Conversion Price upon (i) the closing of a Qualified Public Offering, or (ii) the written consent of holders of at least a Majority of the outstanding Series C-1 Preferred Shares (voting together as a single class and calculated on as-converted basis). In the event of the automatic conversion of the Series C-1 Preferred Shares upon a Qualified Public Offering as described above, the person(s) entitled to receive the Class A Ordinary Shares issuable upon such conversion of Series C-1 Preferred Shares shall not be deemed to have converted such Series C-1 Preferred Shares until immediately prior to the closing of the Qualified Public Offering. Each Series C-2 Preferred Share shall automatically be converted into Class A Ordinary Shares at the then effective Series C-2 Conversion Price upon (i) the closing of a Qualified Public Offering, or (ii) the written consent of holders of at least a Majority of the outstanding Series C-2 Preferred Shares (voting together as a single class and calculated on as-converted basis). In the event of the automatic conversion of the Series C-2 Preferred Shares upon a Qualified Public Offering as described above, the person(s) entitled to receive the Class A Ordinary Shares issuable upon such conversion of Series C-2 Preferred Shares shall not be deemed to have converted such Series C-2 Preferred Shares until immediately prior to the closing of the Qualified Public Offering. Each Series C-3 Preferred Share shall automatically be converted into Class A Ordinary Shares at the then effective Series C-3 Conversion Price upon (i) the closing of a Qualified Public Offering, or (ii) the written consent of holders of at least a Majority of the outstanding Series C-3 Preferred Shares (voting together as a single class and calculated on as- converted basis). In the event of the automatic conversion of the Series C-3 Preferred Shares upon a Qualified Public Offering as described above, the person(s) entitled to receive the Class A Ordinary Shares issuable upon such conversion of Series C-3 Preferred Shares shall not be deemed to have converted such Series C-3 Preferred Shares until immediately prior to the closing of the Qualified Public Offering. Each Series D Preferred Share shall automatically be converted into Class A Ordinary Shares at the then effective Series D Conversion Price upon (i) the closing of a Qualified Public Offering, or (ii) the written consent of holders of at least a Majority of the outstanding Series D Preferred Shares (voting together as a single class and calculated on as-converted basis). In the event of the automatic conversion of the Series D Preferred Shares upon a Qualified Public Offering as described above, the person(s) entitled to receive the Class A Ordinary Shares issuable upon such conversion of Series D Preferred Shares shall not be deemed to have converted such Series D Preferred Shares until immediately prior to the closing of the Qualified Public Offering. Each Series E Share shall automatically be converted into Class A Ordinary Shares at the then effective Series E Conversion Price, Series E-1 Conversion Price, or Series E-2 Conversion Price, as applicable, upon (i) the closing of a Qualified Public Offering, or (ii) the written consent of the Series E Majority. In the event of the automatic conversion of the Series E Shares upon a Qualified Public Offering as described above, the person(s) entitled to receive the Class A Ordinary Shares issuable upon such conversion of Series E Shares shall not be deemed to have converted such Series E Shares until immediately prior to the closing of the Qualified Public Offering. Each Series F Preferred Share shall automatically be converted into Class A Ordinary Shares at the then effective Series F Conversion Price upon (i) the closing of a Qualified Public Offering, or (ii) the written consent of holders of the Series F Majority. In the event of the automatic conversion of the Series F Preferred Shares upon a Qualified Public Offering as described above, the person(s) entitled to receive the Class A Ordinary Shares issuable upon such conversion of Series F Preferred Shares shall not be deemed to have converted such Series F Preferred Shares until immediately prior to the closing of the Qualified Public Offering. Each Series F+ Preferred Share shall automatically be converted into Class A Ordinary Shares at the then effective Series F+ Conversion Price upon (i) the closing of a Qualified Public Offering, or (ii) the written consent of holders of the Series F+ Majority. In the event of the automatic conversion of the Series F+ Preferred Shares upon a Qualified Public Offering as described above, the person(s) entitled to receive the Class A Ordinary Shares issuable upon such conversion of Series F+ Preferred Shares shall not be deemed to have converted such Series F+ Preferred Shares until immediately prior to the closing of the Qualified Public Offering.

(c)

Mechanics of Conversion. No fractional Class A Ordinary Share shall be issued upon conversion of the Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective applicable Conversion Price.

(i)

In the event of an optional conversion pursuant to Article 15(a), before any holder of Preferred Shares shall be entitled to convert the same into Class A Ordinary Shares and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Shares to be converted and shall give written notice to the Company at such office that the holder elects to convert the same. The Company shall promptly issue and deliver at such office to such holder of Preferred Shares a certificate or certificates for the number of Class A Ordinary Shares to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable (if any) as the result of a conversion into fractional Class A Ordinary Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the Preferred Shares to be converted, and the person or persons entitled to receive the Class A Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Ordinary Shares on such date.

(ii)

In the event of an automatic conversion pursuant to Article 15(b), all holders of the Preferred Shares will be given at least ten (10) days’ prior written notice of the date fixed (which date shall in the case of a Qualified Public Offering be the latest practicable date immediately prior to the closing of a Qualified Public Offering) and the place designated for automatic conversion of all such Preferred Shares pursuant to this Article 15. Such notice shall be sent by overnight courier, postage prepaid, to each record holder of the Preferred Shares at such holder’s address appearing on the Register of Members. On or before the date fixed for conversion, each holder of the Preferred Shares shall surrender his or its certificate or certificates for all such shares to the Company at the place designated in such notice, and shall promptly receive certificates for the number of Class A Ordinary Shares to which such holder is entitled pursuant to this Article 15 and a cheque denominated in U.S. dollars payable to the holder in the amount of any cash amounts payable as a result of a conversion into fractional Class A Ordinary Shares. On the date fixed for conversion, the Register of Members shall be updated to show that the converted Preferred Shares have been redeemed and all rights with respect to the Preferred Shares so converted will terminate, with the exception of the rights of the holders thereof, upon surrender of the certificate or certificates therefor, to receive Class A Ordinary Shares (which shall be recorded as issued to such holder in the Register of Members) and certificates for the number of Class A Ordinary Shares into which such Preferred Shares have been converted and payment of any accrued but unpaid dividends thereon. All certificates evidencing the Preferred Shares which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been returned and cancelled and the Preferred Shares represented thereby converted into Class A Ordinary Shares for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

(iii)

The Directors of the Company may effect such conversion in any manner available under applicable law, including redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Class A Ordinary Shares. For purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(d)

Reservation of Shares Issuable Upon Conversion. The Company shall at all times keep available out of its authorised but unissued Class A Ordinary Shares solely for the purpose of effecting the conversion of the Preferred Shares such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and if at any time the number of authorised but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company and its Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorised but unissued Class A Ordinary Shares to such number of shares as shall be sufficient for such purposes.

ADJUSTMENTS TO CONVERSION PRICE

16.	(a)	Special Definitions. For purposes of this Article 16, the following definitions shall apply:

(i)	“Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(ii)

“Convertible Securities” shall mean any evidences of indebtedness, shares (other than the Preferred Shares) or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(iii)

“Additional Ordinary Shares” (each an “Additional Ordinary Share”) shall mean all Ordinary Shares (including reissued shares) issued (or, pursuant to Article 16(c), deemed to be issued) by the Company after the Series F+ Original Issue Date other than:

(A)	Class A Ordinary Shares issued upon conversion of the Preferred Shares authorised herein;

(B)

up to 145,696,410 Class A Ordinary Shares (and/or options or warrants therefor) (as adjusted for share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event) issued to officers, directors, employees and consultants of the Company pursuant to a share grant, option plans, purchase plans or other employee stock incentive programs or arrangement (the “ESOP”) approved by the Board (including the affirmative votes of the Founder Director and the Majority Investor Directors) and the Preferred Super-majority;

(C)	as a dividend or distribution on Preferred Shares or any event for which adjustment is made pursuant to Article 16(f) or 16(g) hereof;

(D)	Class A Ordinary Shares issued pursuant to a Qualified Public Offering; and

(E)

any securities of the Company issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, in any case, as duly approved by the Company in accordance with the Shareholders Agreement and these Articles.

(b)

No Adjustment of Conversion Price. No adjustment in the Conversion Price of any Preferred Shares shall be made in respect of the issuance of Additional Ordinary Shares unless the issue price per share for an Additional Ordinary Share issued or deemed to be issued by the Company is less than the applicable Conversion Price in effect on the date of and immediately prior to such issue.

(c)

Deemed Issue of Additional Ordinary Shares. In the event the Company at any time or from time to time after the Series F Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class or series of shares entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to Clause (ii) of this Article 16(c) below) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Ordinary Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that Additional Ordinary Shares shall not be deemed to have been issued unless the issue price per share (determined pursuant to Article 16(e) hereof) of such Additional Ordinary Shares would be less than the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series E-1 Conversion Price, the Series E-2 Conversion Price, the Series F Conversion Price or the Series F+ Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Ordinary Shares are deemed to be issued:

(i)

no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(ii)

if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)

upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(A)

in the case of Convertible Securities or Options for Ordinary Shares, the only Additional Ordinary Shares issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(B)

in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Ordinary Shares deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(iv)

no readjustment pursuant to Clause (ii) or (iii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the applicable original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Ordinary Shares between the applicable original adjustment date and such readjustment date; and

(v)

in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in Clause (iii) above.

(d)

Adjustment of the Conversion Price upon Issuance of Additional Ordinary Shares below Conversion Price. In the event that after the Series F+ Original Issue Date, the Company shall issue Additional Ordinary Shares without consideration or for a consideration per share less than the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price, the Series C-3 Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series E-1 Conversion Price, the Series E-2 Conversion Price, the Series F Conversion Price or the Series F+ Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the respective applicable Conversion Price shall (except as otherwise provided in this Article 16) be reduced, concurrently with such issue, to a price determined by multiplying the applicable Conversion Price in effect immediately prior to such issue by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding immediately prior to such issue, plus the number of Ordinary Shares which the aggregate consideration received by the Company for the total number of Additional Ordinary Shares so issued would purchase at the applicable Conversion Price in effect immediately prior to such issue, and the denominator of which shall be the number of Ordinary Shares outstanding immediately prior to such issue plus the number of Additional Ordinary Shares so issued. For the purposes of this Article 16(d), all Ordinary Shares issuable upon conversion of all outstanding Convertible Securities and the exercise and/or conversion of any other outstanding Options shall be deemed to be outstanding.

(e)	Determination of Consideration. For purposes of this Article 16, the consideration received by the Company for the issue of any Additional Ordinary Shares shall be computed as follows:

(i)	Cash and Property. Except as provided in Clause (ii) below, such consideration shall:

(A)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

(B)

insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Preferred Super-majority; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(C)

in the event Additional Ordinary Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both such Additional Ordinary Shares and such other shares or securities or other assets, be the proportion of such consideration so received with respect to such Additional Ordinary Shares, computed as provided in Clauses (A) and (B) above, as determined in good faith by the Preferred Super-majority.

(ii)

Options and Convertible Securities. The consideration per share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to Article 16(c), relating to Options and Convertible Securities, shall be determined by dividing:

(x)

the total amount, if any, received or receivable by the Company (net of any selling concessions, discounts or commissions) as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by; and

(y)

the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(f)

Adjustments for Shares Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares. In the event the outstanding Class A Ordinary Shares shall be subdivided (by share dividend, share split, or otherwise), into a greater number of Class A Ordinary Shares, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Class A Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Ordinary Shares, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(g)

Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or files a record date for the determination of holders of Ordinary Shares entitled to receive any distribution payable in securities or assets of the Company other than Ordinary Shares then and in each such event provision shall be made so that the holders of the Preferred Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had their Preferred Shares been converted into Class A Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Article 16 with respect to the rights of the holders of the Preferred Shares.

(h)

Adjustments for Reclassification, Exchange and Substitution. If the Class A Ordinary Shares issuable upon conversion of the Preferred Shares shall be changed into the same or a different number of shares of any other class or classes or series of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the holder of each Preferred Shares shall have the right thereafter to convert such share into the kind and amount of shares and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Class A Ordinary Shares that would have been subject to receipt by the holders upon conversion of the Preferred Shares immediately before that change, all subject to further adjustment as provided herein.

(i)

No Impairment. The Company will not, by amendment of these Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Article 16 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Preferred Shares against impairment.

(j)

Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article 16, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the applicable Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of Class A Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Shares.

(k)	Miscellaneous.

(i)	All calculations under this Article 16 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(ii)

The holders of at least a Majority of the outstanding Series A Preferred Shares (voting together as a single class and calculated on as-converted basis) shall have the right to challenge any determination by the Preferred Super-majority of fair value pursuant to this Article 16 if such determination is with respect to a Series A Conversion Price adjustment, the holders of at least a Majority of the outstanding Series B Preferred Shares (voting together as a single class and calculated on as-converted basis) shall have the right to challenge any determination by the Preferred Super-majority of fair value pursuant to this Article 16 if such determination is with respect to a Series B Conversion Price adjustment, the holders of at least a Majority of the outstanding Series C Preferred Shares (voting together as a single class and calculated on as-converted basis) shall have the right to challenge any determination by the Preferred Super-majority of fair value pursuant to this Article 16 if such determination is with respect to a Series C Conversion Price adjustment, the holders of at least a Majority of the outstanding Series C-1 Preferred Shares (voting together as a single class and calculated on as-converted basis) shall have the right to challenge any determination by the Preferred Super-majority of fair value pursuant to this Article 16 if such determination is with respect to a Series C-1 Conversion Price adjustment, the holders of at least a Majority of the outstanding Series C-2 Preferred Shares (voting together as a single class and calculated on as-converted basis) shall have the right to challenge any determination by the Preferred Super-majority of fair value pursuant to this Article 16 if such determination is with respect to a Series C-2 Conversion Price adjustment, the holders of at least a Majority of the outstanding Series C-3 Preferred Shares (voting together as a single class and calculated on as-converted basis) shall have the right to challenge any determination by the Preferred Super-majority of fair value pursuant to this Article 16 if such determination is with respect to a Series C-3 Conversion Price adjustment, the holders of at least a Majority of the outstanding Series D Preferred Shares (voting together as a single class and calculated on as-converted basis) shall have the right to challenge any determination by the Preferred Super-majority of fair value pursuant to this Article 16 if such determination is with respect to a Series D Conversion Price adjustment, the holders of at least a Majority of the outstanding Series E Preferred Shares (voting together as a single class and calculated on as-converted basis) shall have the right to challenge any determination by the Preferred Super-majority of fair value pursuant to this Article 16 if such determination is with respect to a Series E Conversion Price adjustment, the holders of at least a Majority of the outstanding SeriesE-1 Preferred Shares (voting together as a single class and calculated on as-converted basis) shall have the right to challenge any determination by the Preferred Super-majority of fair value pursuant to this Article 16 if such determination is with respect to a Series E-1 Conversion Price adjustment, the holders of at least a Majority of the outstanding Series E-2 Preferred Shares (voting together as a single class and calculated on as-converted basis) shall have the right to challenge any determination by the Preferred Super-majority of fair value pursuant to this Article 16 if such determination is with respect to a Series E-2 Conversion Price adjustment, the holders of at least a Majority of the outstanding Series F Preferred Shares (voting together as a single class and calculated on as-converted basis) shall have the right to challenge any determination by the Preferred Super-majority of fair value pursuant to this Article 16 if such determination is with respect to a Series F Conversion Price adjustment, and the holders of at least a Majority of the outstanding Series F+ Preferred Shares (voting together as a single class and calculated on as-converted basis) shall have the right to challenge any determination by the Preferred Super-majority of fair value pursuant to this Article 16 if such determination is with respect to a Series F+ Conversion Price adjustment, in each of which case such determination of fair market value shall be made by an independent appraiser selected jointly by the Preferred Super-majority and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

(iii)

No adjustment in the Conversion Price need to be made if such adjustment would result in a change in such Conversion Price of less than US$0.01 (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events). Any adjustment of less than US$0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of US$0.01 or more in the Conversion Price.

NOTICES OF RECORD DATE

17.	Subject to and without prejudice to Article 19, in the event that the Company shall propose at any time:

(a)

to declare any dividend or distribution upon its Ordinary Shares, whether in cash, property, shares or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(b)	to offer for subscription pro rata to the holders of any class or series of its shares any additional shares of any class or series or other rights;

(c)	to effect any reclassification or recapitalisation of its Ordinary Shares outstanding involving a change in the Ordinary Shares; or

(d)	to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up,

then, in connection with each such event, the Company shall send to the holders of the Preferred Shares:

(i)

at least thirty (30) days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Ordinary Shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (c) and (d) above; and

(ii)

in the case of the matters referred to in (c) and (d) above, at least thirty (30) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Shares at the address for each such holder as shown on the books of the Company.

REDEMPTION

18. (a)	To the extent permitted by applicable laws, the Company shall:

(i)

at any time and from time to time on or after the date of the earliest to occur of the following (i) following the fifth (5th) anniversary of the Closing Date if a Qualified Public Offering has not occurred prior to that date, (ii) the material breach of the Series A Transaction Documents by any Founder Party or any Group Company (and in case such breach is capable of remedy, the Founder Parties and Group Companies have failed to remedy such breach within fourteen (14) days after written notice is given by any holder of the Series A Preferred Shares to the Company), (iii) the expiration date of one (1) month commencing from the delivery of notice of the occurrence of any PRC Regulatory Development from the holders of a Majority of the outstanding Series A Preferred Shares (calculated on as-converted basis) to the Company, if, during such one (1) month period, the Ordinary Shareholders have failed to devise a feasible alternative legal structure satisfactory to the holders of a Majority of the outstanding Series A Preferred Shares (calculated on as-converted basis) that will give effect to the rights and preferences of holders of the Series A Preferred Shares under the Series A Transaction Documents as closely as possible, (iv) any holder of the Series B Preferred Shares requests for redemption pursuant to Article 18(a)(ii) below, (v) any holder of the Series C Preferred Shares requests for redemption pursuant to Article 18(a)(iii) below, (vi) any holder of the Series C-1 Preferred Shares requests for redemption pursuant to Article 18(a)(iv) below, (vii) any holder of the Series C-2 Preferred Shares requests for redemption pursuant to Article 18(a)(v) below, and (viii) any holder of the Series C-3 Preferred Shares requests for redemption pursuant to Article 18(a)(vi) below, (ix) any holder of the Series D Preferred Shares requests for redemption pursuant to Article 18(a)(vii) below, (x) any holder of the Series E Preferred Shares requests for redemption pursuant to Article 18(a)(viii) below, (xi) any holder of the Series E-1 Preferred Shares requests for redemption pursuant to Article 18(a)(ix) below, (xii) any holder of the Series E-2 Preferred Shares requests for redemption pursuant to Article 18(a)(x) below, (xiii) any holder of the Series F Preferred Shares requests for redemption pursuant to Article 18(a)(xi) below and (ix) any holder of the Series F+ Preferred Shares requests for redemption pursuant to Article 18(a)(xii) below (the “Series A Redemption Start Date”), at the option of each holder of the Series A Preferred Shares, redeem all or part of the outstanding Series A Preferred Shares held by such holder out of funds legally available therefor including capital, at a redemption price per Series A Preferred Share (the “Series A Redemption Price”) equal to an amount equal to (i) one hundred percent (100%) of the Series A Issue Price, plus (ii) an amount that would accrue on the Series A Issue Price at a simple interest rate of eight percent (8%) per annum, during the period commencing from the Series A Original Issue Date and ending on the date of the Redemption Notice, plus (iii) all accrued or declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers;

(ii)

at any time and from time to time on or after the date of the earliest to occur of the following (i) following the fifth (5th) anniversary of the Closing Date if a Qualified Public Offering has not occurred prior to that date, (ii) the material breach of the Series B Transaction Documents by any Founder Party or any Group Company (and in case such breach is capable of remedy, the Founder Parties and Group Companies have failed to remedy such breach within fourteen (14) days after written notice is given by any holder of the Series B Preferred Shares to the Company), (iii) the expiration date of one (1) month commencing from the delivery of notice of the occurrence of any PRC Regulatory Development from the holders of a Majority of the outstanding Series B Preferred Shares (calculated on as-converted basis) to the Company, if, during such one (1) month period, the Ordinary Shareholders have failed to devise a feasible alternative legal structure satisfactory to the holders of a Majority of the outstanding Series B Preferred Shares (calculated on as-converted basis) that will give effect to the rights and preferences of holders of the Series B Preferred Shares under the Series B Transaction Documents as closely as possible, and (iv) any holder of the Series A Preferred Shares requests for redemption pursuant to Article 18(a)(i) above, (v) any holder of the Series C Preferred Shares requests for redemption pursuant to Article 18(a)(iii) below, (vi) any holder of the Series C-1 Preferred Shares requests for redemption pursuant to Article 18(a)(iv) below, (vii) any holder of the Series C-2 Preferred Shares requests for redemption pursuant to Article 18(a)(v) below, and (viii) any holder of the Series C-3 Preferred Shares requests for redemption pursuant to Article 18(a)(vi) below, and (ix) any holder of the Series D Preferred Shares requests for redemption pursuant to Article 18(a)(vii) below, (x) any holder of the Series E Preferred Shares requests for redemption pursuant to Article 18(a)(viii) below, (xi) any holder of the Series E-1 Preferred Shares requests for redemption pursuant to Article 18(a)(ix) below, (xii) any holder of the Series E-2 Preferred Shares requests for redemption pursuant to Article 18(a)(x) below, (xiii) any holder of the Series F Preferred Shares requests for redemption pursuant to Article 18(a)(xi) below and (ix) any holder of the Series F+ Preferred Shares requests for redemption pursuant to Article 18(a)(xii) below (the “Series B Redemption Start Date”), at the option of each holder of the Series B Preferred Shares, redeem all or part of the outstanding Series B Preferred Shares held by such holder out of funds legally available therefor including capital, at a redemption price per Series B Preferred Share (the “Series B Redemption Price”) equal to an amount equal to (i) one hundred percent (100%) of the Series B Issue Price, plus (ii) an amount that would accrue on the Series B Issue Price at a simple interest rate of eight percent (8%) per annum, during the period commencing from the Series B Original Issue Date and ending on the date of the Redemption Notice, plus (iii) all accrued or declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers;

(iii)

at any time and from time to time on or after the date of the earliest to occur of the following (i) following the fifth (5th) anniversary of the Closing Date if a Qualified Public Offering has not occurred prior to that date, (ii) the material breach of the Series C Transaction Documents by any Founder Party or any Group Company (and in case such breach is capable of remedy, the Founder Parties and Group Companies have failed to remedy such breach within fourteen (14) days after written notice is given by any holder of the Series C Preferred Shares to the Company), (iii) the expiration date of one (1) month commencing from the delivery of notice of the occurrence of any PRC Regulatory Development from the holders of a Majority of the outstanding Series C Preferred Shares (calculated on as-converted basis) to the Company, if, during such one (1) month period, the Ordinary Shareholders have failed to devise a feasible alternative legal structure satisfactory to the holders of a Majority of the outstanding Series C Preferred Shares (calculated on as-converted basis) that will give effect to the rights and preferences of holders of the Series C Preferred Shares under the Series C Transaction Documents as closely as possible, (iv) any holder of the Series A Preferred Shares requests for redemption pursuant to Article 18(a)(i) above, (v) any holder of the Series B Preferred Shares requests for redemption pursuant to Article 18(a)(ii) above, (vi) any holder of the Series C-1 Preferred Shares requests for redemption pursuant to Article 18(a)(iv) below, (vii) any holder of the Series C-2 Preferred Shares requests for redemption pursuant to Article 18(a)(v) below, and (viii) any holder of the Series C-3 Preferred Shares requests for redemption pursuant to Article 18(a)(vi) below, (ix) any holder of the Series D Preferred Shares requests for redemption pursuant to Article 18(a)(vii) below, (x) any holder of the Series E Preferred Shares requests for redemption pursuant to Article 18(a)(viii) below, (xi) any holder of the Series E-1 Preferred Shares requests for redemption pursuant to Article 18(a)(ix) below, (xii) any holder of the Series E-2 Preferred Shares requests for redemption pursuant to Article 18(a)(x) below, (xiii) any holder of the Series F Preferred Shares requests for redemption pursuant to Article 18(a)(xi) below and (ix) any holder of the Series F+ Preferred Shares requests for redemption pursuant to Article 18(a)(xii) below (the “Series C Redemption Start Date”), at the option of each holder of the Series C Preferred Shares, redeem all or part of the outstanding Series C Preferred Shares held by such holder out of funds legally available therefor including capital, at a redemption price per Series C Preferred Share (the “Series C Redemption Price”) equal to an amount equal to (i) one hundred percent (100%) of the Series C Issue Price, plus (ii) an amount that would accrue on the Series C Issue Price at a simple interest rate of eight percent (8%) per annum, during the period commencing from the Series C Original Issue Date and ending on the date of the Redemption Notice, plus (iii) all accrued or declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers;

(iv)

at any time and from time to time on or after the date of the earliest to occur of the following (i) following the fifth (5th) anniversary of the Closing Date if a Qualified Public Offering has not occurred prior to that date, (ii) the material breach of the Series C-1 Transaction Documents by any Founder Party or any Group Company (and in case such breach is capable of remedy, the Founder Parties and Group Companies have failed to remedy such breach within fourteen (14) days after written notice is given by any holder of the Series C-1 Preferred Shares to the Company), (iii) the expiration date of one (1) month commencing from the delivery of notice of the occurrence of any PRC Regulatory Development from the holders of a Majority of the outstanding Series C-1 Preferred Shares (calculated on as-converted basis) to the Company, if, during such one (1) month period, the Ordinary Shareholders have failed to devise a feasible alternative legal structure satisfactory to the holders of a Majority of the outstanding Series C-1 Preferred Shares (calculated on as-converted basis) that will give effect to the rights and preferences of holders of the Series C-1 Preferred Shares under the Series C-1 Transaction Documents as closely as possible, (iv) any holder of the Series A Preferred Shares requests for redemption pursuant to Article 18(a)(i) above, (v) any holder of the Series B Preferred Shares requests for redemption pursuant to Article 18(a)(ii) above, (vi) any holder of the Series C Preferred Shares requests for redemption pursuant to Article 18(a)(iii) above, (vii) any holder of the Series C2 Preferred Shares requests for redemption pursuant to Article 18(a)(v) below, and (viii) any holder of the Series C-3 Preferred Shares requests for redemption pursuant to Article 18(a)(vi) below, (ix) any holder of the Series D Preferred Shares requests for redemption pursuant to Article 18(a)(vii) below, (x) any holder of the Series E Preferred Shares requests for redemption pursuant to Article 18(a)(viii) below, (xi) any holder of the Series E-1 Preferred Shares requests for redemption pursuant to Article 18(a)(ix) below, (xii) any holder of the Series E-2 Preferred Shares requests for redemption pursuant to Article 18(a)(x) below, (xiii) any holder of the Series F Preferred Shares requests for redemption pursuant to Article 18(a)(xi) below and (ix) any holder of the Series F+ Preferred Shares requests for redemption pursuant to Article 18(a)(xii) below (the “Series C-1 Redemption Start Date”), at the option of each holder of the Series C-1 Preferred Shares, redeem all or part of the outstanding Series C1 Preferred Shares held by such holder out of funds legally available therefor including capital, at a redemption price per Series C-1 Preferred Share (the “Series C-1 Redemption Price”) equal to an amount equal to (i) one hundred percent (100%) of the Series C-1 Issue Price, plus (ii) an amount that would accrue on the Series C-1 Issue Price at a simple interest rate of eight percent (8%) per annum, during the period commencing from the Series C-1 Original Issue Date and ending on the date of the Redemption Notice, plus (iii) all accrued or declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers.

(v)

at any time and from time to time on or after the date of the earliest to occur of the following (i) following the fifth (5th) anniversary of the Closing Date if a Qualified Public Offering has not occurred prior to that date, (ii) the material breach of the Series C-2 Transaction Documents by any Founder Party or any Group Company (and in case such breach is capable of remedy, the Founder Parties and Group Companies have failed to remedy such breach within fourteen (14) days after written notice is given by any holder of the Series C-2 Preferred Shares to the Company), (iii) the expiration date of one (1) month commencing from the delivery of notice of the occurrence of any PRC Regulatory Development from the holders of a Majority of the outstanding Series C-2 Preferred Shares (calculated on as-converted basis) to the Company, if, during such one (1) month period, the Ordinary Shareholders have failed to devise a feasible alternative legal structure satisfactory to the holders of a Majority of the outstanding Series C-2 Preferred Shares (calculated on as-converted basis) that will give effect to the rights and preferences of holders of the Series C-2 Preferred Shares under the Series C-2 Transaction Documents as closely as possible, (iv) any holder of the Series A Preferred Shares requests for redemption pursuant to Article 18(a)(i) above, (v) any holder of the Series B Preferred Shares requests for redemption pursuant to Article 18(a)(ii) above, (vi) any holder of the Series C Preferred Shares requests for redemption pursuant to Article 18(a)(iii) above, and (vii) any holder of the Series C-1 Preferred Shares requests for redemption pursuant to Article 18(a)(iv) above, (viii) any holder of the Series C-3 Preferred Shares requests for redemption pursuant to Article 18(a)(vi) below, (ix) any holder of the Series D Preferred Shares requests for redemption pursuant to Article 18(a)(vii) below, (x) any holder of the Series E Preferred Shares requests for redemption pursuant to Article 18(a)(viii) below, (xi) any holder of the Series E-1 Preferred Shares requests for redemption pursuant to Article 18(a)(ix) below, (xii) any holder of the Series E-2 Preferred Shares requests for redemption pursuant to Article 18(a)(x) below, (xiii) any holder of the Series F Preferred Shares requests for redemption pursuant to Article 18(a)(xi) below and (ix) any holder of the Series F+ Preferred Shares requests for redemption pursuant to Article 18(a)(xii) below (the “Series C-2 Redemption Start Date”), at the request of the holders of at least two-thirds (2/3) of the issued and outstanding Series C-2 Preferred Shares, redeem all or part of the outstanding Series C-2 Preferred Shares held by such holder and other holder(s) of the Series C-2 Preferred Shares elected to participate in such redemption after receipt of the notice from the Company delivered pursuant to Article 18(b) below out of funds legally available therefor including capital, at a redemption price per Series C-2 Preferred Share (the “Series C2 Redemption Price”) equal to an amount equal to (i) one hundred percent (100%) of the Series C-2 Issue Price, plus (ii) an amount that would accrue on the Series C-2 Issue Price at a simple interest rate of eight percent (8%) per annum, during the period commencing from the Series C-2 Original Issue Date and ending on the date of the Redemption Notice, plus (iii) all accrued or declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers.

(vi)

at any time and from time to time on or after the date of the earliest to occur of the following (i) following the fifth (5th) anniversary of the Closing Date if a Qualified Public Offering has not occurred prior to that date, (ii) the material breach of the Series C-3 Transaction Documents by any Founder Party or any Group Company (and in case such breach is capable of remedy, the Founder Parties and Group Companies have failed to remedy such breach within fourteen (14) days after written notice is given by any holder of the Series C-3 Preferred Shares to the Company), (iii) the expiration date of one (1) month commencing from the delivery of notice of the occurrence of any PRC Regulatory Development from the holders of a Majority of the outstanding Series C-3 Preferred Shares (calculated on as-converted basis) to the Company, if, during such one (1) month period, the Ordinary Shareholders have failed to devise a feasible alternative legal structure satisfactory to the holders of a Majority of the outstanding Series C-3 Preferred Shares (calculated on as-converted basis) that will give effect to the rights and preferences of holders of the Series C-3 Preferred Shares under the Series C-3 Transaction Documents as closely as possible, (iv) any holder of the Series A Preferred Shares requests for redemption pursuant to Article 18(a)(i) above, (v) any holder of the Series B Preferred Shares requests for redemption pursuant to Article 18(a)(ii) above, (vi) any holder of the Series C Preferred Shares requests for redemption pursuant to Article 18(a)(iii) above, (vii) any holder of the Series C1 Preferred Shares requests for redemption pursuant to Article 18(a)(iv) above, (viii) any holder of the Series C-2 Preferred Shares requests for redemption pursuant to Article 18(a)(v) above, (ix) any holder of the Series D Preferred Shares requests for redemption pursuant to Article 18(a)(vii) below, (x) any holder of the Series E Preferred Shares requests for redemption pursuant to Article 18(a)(viii) below, (xi) any holder of the Series E-1 Preferred Shares requests for redemption pursuant to Article 18(a)(ix) below, (xii) any holder of the Series E-2 Preferred Shares requests for redemption pursuant to Article 18(a)(x) below, (xiii) any holder of the Series F Preferred Shares requests for redemption pursuant to Article 18(a)(xi) below and (ix) any holder of the Series F+ Preferred Shares requests for redemption pursuant to Article 18(a)(xii) below (the “Series C-3 Redemption Start Date”), at the option of each holder of the Series C-3 Preferred Shares, redeem all or part of the outstanding Series C3 Preferred Shares held by such holder out of funds legally available therefor including capital, at a redemption price per Series C-3 Preferred Share (the “Series C-3 Redemption Price”) equal to an amount equal to (i) one hundred percent (100%) of the Series C-3 Issue Price, plus (ii) an amount that would accrue on the Series C-3 Issue Price at a simple interest rate of eight percent (8%) per annum, during the period commencing from the Series C-3 Original Issue Date and ending on the date of the Redemption Notice, plus (iii) all accrued or declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers.

(vii)

at any time and from time to time on or after the date of the earliest to occur of the following (i) following the fifth (5th) anniversary of the Closing Date if a Qualified Public Offering has not occurred prior to that date, (ii) the material breach of the Series D Transaction Documents by any Founder Party or any Group Company (and in case such breach is capable of remedy, the Founder Parties and Group Companies have failed to remedy such breach within fourteen (14) days after written notice is given by any holder of the Series D Preferred Shares to the Company), (iii) the expiration date of one (1) month commencing from the delivery of notice of the occurrence of any PRC Regulatory Development from the holders of a Majority of the outstanding Series D Preferred Shares (calculated on as-converted basis) to the Company, if, during such one (1) month period, the Ordinary Shareholders have failed to devise a feasible alternative legal structure satisfactory to the holders of a Majority of the outstanding Series D Preferred Shares (calculated on as-converted basis) that will give effect to the rights and preferences of holders of the Series D Preferred Shares under the Series D Transaction Documents as closely as possible, (iv) any holder of the Series A Preferred Shares requests for redemption pursuant to Article 18(a)(i) above, (v) any holder of the Series B Preferred Shares requests for redemption pursuant to Article 18(a)(ii) above, (vi) any holder of the Series C Preferred Shares requests for redemption pursuant to Article 18(a)(iii) above, (vii) any holder of the Series C-1 Preferred Shares requests for redemption pursuant to Article 18(a)(iv) above, (viii) any holder of the Series C-2 Preferred Shares requests for redemption pursuant to Article 18(a)(v) above, (ix) any holder of the Series C-3 Preferred Shares requests for redemption pursuant to Article 18(a)(vi) above, (x) any holder of the Series E Preferred Shares requests for redemption pursuant to Article 18(a)(viii) below, (xi) any holder of the Series E-1 Preferred Shares requests for redemption pursuant to Article 18(a)(ix) below, (xii) any holder of the Series E-2 Preferred Shares requests for redemption pursuant to Article 18(a)(x) below, (xiii) any holder of the Series F Preferred Shares requests for redemption pursuant to Article 18(a)(xi) below and (ix) any holder of the Series F+ Preferred Shares requests for redemption pursuant to Article 18(a)(xii) below (the “Series D Redemption Start Date”), at the option of each holder of the Series D Preferred Shares, such holder may, require the Company to redeem all or part of the outstanding Series D Preferred Shares held by GS or such holder (as the case may be) out of funds legally available therefor including capital, at a redemption price per Series D Preferred Share (the “Series D Redemption Price”) equal to an amount equal to (i) one hundred percent (100%) of the Series D Issue Price, plus (ii) an amount that would accrue on the Series D Issue Price at a simple interest rate of eight percent (8%) per annum, during the period commencing from the Series D Original Issue Date and ending on the date of the Redemption Notice, plus (iii) all accrued or declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers.

(viii)

at any time and from time to time on or after the date of the earliest to occur of the following (i) following the fifth (5th) anniversary of the Closing Date if a Qualified Public Offering has not occurred prior to that date, (ii) the material breach of the Series E Transaction Documents by any Founder Party or any Group Company (and in case such breach is capable of remedy, the Founder Parties and Group Companies have failed to remedy such breach within fourteen (14) days after written notice is given by any holder of the Series E Preferred Shares to the Company), (iii) the expiration date of one (1) month commencing from the delivery of notice of the occurrence of any PRC Regulatory Development from the holders of a Majority of the outstanding Series E Preferred Shares (calculated on as-converted basis) to the Company, if, during such one (1) month period, the Ordinary Shareholders have failed to devise a feasible alternative legal structure satisfactory to the holders of a Majority of the outstanding Series E Preferred Shares (calculated on as-converted basis) that will give effect to the rights and preferences of holders of the Series E Preferred Shares under the Series E Transaction Documents as closely as possible, and (iv) any holder of the Preferred Shares requests for redemption pursuant to this Article 18(a) (the “Series E Redemption Start Date”), at the option of each holder of the Series E Preferred Shares, redeem all or part of the outstanding Series E Preferred Shares held by such holder out of funds legally available therefor including capital, at a redemption price per Series E Preferred Share (the “Series E Redemption Price”) equal to an amount equal to (i) one hundred percent (100%) of the Series E Issue Price, plus (ii) an amount that would accrue on the Series E Issue Price at a simple interest rate of eight percent (8%), during the period commencing from the Series E Original Issue Date and ending on the date of the redemption, plus (iii) all accrued or declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers. If the Company does not have sufficient cash or funds legally available to redeem all of the Series E Preferred Shares required to be redeemed, those assets or funds of the Company that are legally available shall nonetheless be paid and applied on the Redemption Date, to redeem the Series E Preferred Shares from each holder thereof requesting for redemption in proportion to the full amounts of the Series E Redemption Price to which such requesting holder would otherwise be respectively entitled thereon.

(ix)

at any time and from time to time on or after the date of the earliest to occur of the following (i) following the fifth (5th) anniversary of the Closing Date if a Qualified Public Offering has not occurred prior to that date, (ii) the material breach of the Series E-1 Transaction Documents by any Founder Party or any Group Company (and in case such breach is capable of remedy, the Founder Parties and Group Companies have failed to remedy such breach within fourteen (14) days after written notice is given by any holder of the Series E-1 Preferred Shares to the Company), (iii) the expiration date of one (1) month commencing from the delivery of notice of the occurrence of any PRC Regulatory Development from the holders of a Majority of the outstanding Series E-1 Preferred Shares (calculated on as-converted basis) to the Company, if, during such one (1) month period, the Ordinary Shareholders have failed to devise a feasible alternative legal structure satisfactory to the holders of a Majority of the outstanding Series E-1 Preferred Shares (calculated on as-converted basis) that will give effect to the rights and preferences of holders of the Series E-1 Preferred Shares under the Series E-1 Transaction Documents as closely as possible, (iv) any holder of the Preferred Shares requests for redemption pursuant to this Article 18(a) (the “Series E-1 Redemption Start Date”), at the option of each holder of the Series E-1 Preferred Shares, redeem all or part of the outstanding Series E-1 Preferred Shares held by such holder out of funds legally available therefor including capital, at a redemption price per Series E-1 Preferred Share (the “Series E-1 Redemption Price”) equal to an amount equal to (i) one hundred percent (100%) of the Series E-1 Issue Price, plus (ii) an amount that would accrue on the Series E-1 Issue Price at a simple interest rate of eight percent (8%), compounded annually, during the period commencing from the Series E-1 Original Issue Date and ending on the date of the redemption, plus (iii) all accrued or declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers. If the Company does not have sufficient cash or funds legally available to redeem all of the Series E-1 Preferred Shares required to be redeemed, those assets or funds of the Company that are legally available shall nonetheless be paid and applied on the Redemption Date, to redeem the Series E-1 Preferred Shares from each holder thereof requesting for redemption in proportion to the full amounts of the Series E-1 Redemption Price to which such requesting holder would otherwise be respectively entitled thereon.

(x)

at any time and from time to time on or after the date of the earliest to occur of the following (i) following the fifth (5th) anniversary of the Closing Date if a Qualified Public Offering has not occurred prior to that date, (ii) the material breach of the Series E-2 Transaction Documents by any Founder Party or any Group Company (and in case such breach is capable of remedy, the Founder Parties and Group Companies have failed to remedy such breach within fourteen (14) days after written notice is given by any holder of the Series E-2 Preferred Shares to the Company), (iii) the expiration date of one (1) month commencing from the delivery of notice of the occurrence of any PRC Regulatory Development from the holders of a Majority of the outstanding Series E-2 Preferred Shares to the Company, if, during such one (1) month period, the Ordinary Shareholders have failed to devise a feasible alternative legal structure satisfactory to the holders of a Majority of the outstanding Series E-2 Preferred Shares that will give effect to the rights and preferences of holders of the Series E-2 Preferred Shares under the Series E-2 Transaction Documents as closely as possible, (iv) any holder of Preferred Shares requests for redemption pursuant to this Article 18(a) (the “Series E-2 Redemption Start Date”), at the option of each holder of Series E2 Preferred Shares, redeem all or part of the outstanding Series E-2 Preferred Shares held by such holder out of funds legally available therefor including capital, at a redemption price per Series E-2 Preferred Share (the “Series E-2 Redemption Price”) equal to an amount equal to (i) one hundred percent (100%) of the Series E-2 Issue Price, plus (ii) an amount that would accrue on the Series E-2 Issue Price at a simple interest rate of eight percent (8%), during the period commencing from the Series E-2 Original Issue Date and ending on the date of the redemption, plus (iii) all accrued or declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers. If the Company does not have sufficient cash or funds legally available to redeem all of the Series E-2 Preferred Shares required to be redeemed, those assets or funds of the Company that are legally available shall nonetheless be paid and applied on the Redemption Date, to redeem the Series E-2 Preferred Shares from each holder thereof requesting for redemption in proportion to the full amounts of the Series E-2 Redemption Price to which such requesting holder would otherwise be respectively entitled thereon.

(xi)

at any time and from time to time on or after the date of the earliest to occur of the following (i) following the fifth (5th) anniversary of the Closing Date if a Qualified Public Offering has not occurred prior to that date, (ii) the material breach of the Series F Transaction Documents by any Founder Party or any Group Company (and in case such breach is capable of remedy, the Founder Parties and Group Companies have failed to remedy such breach within fourteen (14) days after written notice is given by any holder of the Series F Preferred Shares to the Company), (iii) the expiration date of one (1) month commencing from the delivery of notice of the occurrence of any PRC Regulatory Development from the holders of a Majority of the outstanding Series F Preferred Shares to the Company, if, during such one (1) month period, the Ordinary Shareholders have failed to devise a feasible alternative legal structure satisfactory to the holders of a Majority of the outstanding Series F Preferred Shares that will give effect to the rights and preferences of holders of the Series F Preferred Shares under the Series F Transaction Documents as closely as possible, (iv) any holder of Preferred Shares requests for redemption pursuant to this Article 18(a) (the “Series F Redemption Start Date”), at the option of each holder of Series F Preferred Shares, redeem all or part of the outstanding Series F Preferred Shares held by such holder out of funds legally available therefor including capital, at a redemption price per Series F Preferred Share (the “Series F Redemption Price”) equal to an amount equal to (i) one hundred percent (100%) of the Series F Issue Price, plus (ii) an amount that would accrue on the Series F Issue Price at a simple interest rate of eight percent (8%), during the period commencing from the Series F Original Issue Date and ending on the date of the redemption, plus (iii) all accrued or declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers. If the Company does not have sufficient cash or funds legally available to redeem all of the Series F Preferred Shares required to be redeemed, those assets or funds of the Company that are legally available shall nonetheless be paid and applied on the Redemption Date, to redeem the Series F Preferred Shares from each holder thereof requesting for redemption in proportion to the full amounts of the Series F Redemption Price to which such requesting holder would otherwise be respectively entitled thereon.

(xii)

at any time and from time to time on or after the date of the earliest to occur of the following (i) following the fifth (5th) anniversary of the Closing Date if a Qualified Public Offering has not occurred prior to that date, (ii) the material breach of the Series F+ Transaction Documents by any Founder Party or any Group Company (and in case such breach is capable of remedy, the Founder Parties and Group Companies have failed to remedy such breach within fourteen (14) days after written notice is given by any holder of the Series F+ Preferred Shares to the Company), (iii) the expiration date of one (1) month commencing from the delivery of notice of the occurrence of any PRC Regulatory Development from the holders of a Majority of the outstanding Series F+ Preferred Shares to the Company, if, during such one (1) month period, the Ordinary Shareholders have failed to devise a feasible alternative legal structure satisfactory to the holders of a Majority of the outstanding Series F+ Preferred Shares that will give effect to the rights and preferences of holders of the Series F+ Preferred Shares under the Series F+ Transaction Documents as closely as possible, (iv) any holder of Preferred Shares requests for redemption pursuant to this Article 18(a) (the “Series F+ Redemption Start Date”), at the option of each holder of Series F+ Preferred Shares, redeem all or part of the outstanding Series F+ Preferred Shares held by such holder out of funds legally available therefor including capital, at a redemption price per Series F+ Preferred Share (the “Series F+ Redemption Price”) equal to an amount equal to (i) one hundred percent (100%) of the Series F+ Issue Price, plus (ii) an amount that would accrue on the Series F+ Issue Price at a simple interest rate of eight percent (8%), during the period commencing from the Series F+ Original Issue Date and ending on the date of the redemption, plus (iii) all accrued or declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers. If the Company does not have sufficient cash or funds legally available to redeem all of the Series F+ Preferred Shares required to be redeemed, those assets or funds of the Company that are legally available shall nonetheless be paid and applied on the Redemption Date, to redeem the Series F+ Preferred Shares from each holder thereof requesting for redemption in proportion to the full amounts of the Series F+ Redemption Price to which such requesting holder would otherwise be respectively entitled thereon.

(b)

A notice of redemption (a “Redemption Notice”) by such holder of Preferred Shares (the “Redeeming Investor”) to be redeemed shall be given by hand or by mail to the Registered Office of the Company or any other address designated by the Company at any time on or after the date falling thirty (30) days before the applicable Redemption Start Date stating the date on or after the applicable Redemption Start Date on which the Preferred Shares are to be redeemed (the “Redemption Date”); provided, however, that the Redemption Date shall be no earlier than the applicable Redemption Start Date or the date thirty (30) days after such notice of redemption is given, whichever is later. Upon receipt of any such request, the Company shall promptly give written notice of the redemption request to each non-requesting holder of record of Preferred Shares stating the existence of such request, the Redemption Price, the Redemption Date and the mechanics of redemption. If the Company’s assets and funds which are legally available on the Redemption Date are insufficient to pay in full such amount of aggregate Redemption Price to be paid on such date, (i) the holders of the Series F+ Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series F Preferred Shares, the Series E-2 Preferred Shares, Series E-1 Preferred Shares, Series E Preferred Shares, Series D Preferred Shares, the Series C-3 Preferred Shares, the Series C-2 Preferred Shares, the Series C-1 Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares and Series A Preferred Shares, the Ordinary Shares (other than Class A Ordinary Shares converted from Preferred Shares) or any other class or series of shares issued by the Company, Series F+ Redemption Price in proportion to the full amounts of Series F+ Redemption Price to which each such holder would otherwise be respectively entitled thereon, (ii) following the payment in full of the Series F+ Redemption Price, the holders of the Series F Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series E-2 Preferred Shares, Series E-1 Preferred Shares, Series E Preferred Shares, Series D Preferred Shares, the Series C-3 Preferred Shares, the Series C-2 Preferred Shares, the Series C-1 Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares and Series A Preferred Shares, the Ordinary Shares (other than Class A Ordinary Shares converted from Preferred Shares) or any other class or series of shares issued by the Company, Series F Redemption Price in proportion to the full amounts of Series F Redemption Price to which each such holder would otherwise be respectively entitled thereon, (iii) following the payment in full of the Series F+ Redemption Price and the Series F Redemption Price, the holders of the Series E-2 Preferred Shares, Series E-1 Preferred Shares and Series E Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series D Preferred Shares, the Series C-3 Preferred Shares, the Series C-2 Preferred Shares, the Series C-1 Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares, Series A Preferred Shares, the Ordinary Shares (other than Class A Ordinary Shares converted from Preferred Shares) or any other class or series of shares issued by the Company, the Series E-2 Redemption Price, Series E-1 Redemption Price and the Series E Redemption Price in proportion to the full amounts of the Series E-2 Redemption Price, Series E-1 Redemption Price and Series E Redemption Price to which each such holder would otherwise be respectively entitled thereon, (iv) following the payment in full of the Series F+ Redemption Price, the Series F Redemption Price, the Series E-2 Redemption Price, Series E-1 Redemption Price and Series E Redemption Price, the holders of the Series D Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series C-3 Preferred Shares, the Series C-2 Preferred Shares, the Series C-1 Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares and Series A Preferred Shares, the Ordinary Shares (other than Class A Ordinary Shares converted from Preferred Shares) or any other class or series of shares issued by the Company, Series D Redemption Price in proportion to the full amounts of Series D Redemption Price to which each such holder would otherwise be respectively entitled thereon, (v) following the payment in full of the Series F+ Redemption Price, the Series F Redemption Price, the Series E-2 Redemption Price, Series E-1 Redemption Price, Series E Redemption Price and Series D Redemption Price, the remaining assets and funds which are legally available shall be used to the extent permitted by applicable Law to pay all amount of aggregate Redemption Price due on such date ratably in proportion to the full amounts to which such other holders of the Preferred Shares to which such aggregate Redemption Price are due would otherwise be respectively entitled thereon, and (vi) the remaining Preferred Shares to be redeemed but with respect to which the Redemption Price due and payable has not been paid in full shall be carried forward and redeemed as soon as the Company has legally available funds or assets to redeem the remaining Preferred Shares.

(c)

Before any holder of the Preferred Shares shall be entitled for redemption under the provisions of this Article 18, such holder shall surrender his or her certificate or certificates representing such Preferred Shares to be redeemed to the Company in the manner and at the place designated by the Company for that purpose, and thereupon the Redemption Price shall be payable to the order of the person whose name appears on such certificate or certificates as the owner of such shares and each such certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed shares. Unless there has been a default in payment of the applicable Redemption Price, upon cancellation of the certificate representing such Preferred Shares to be redeemed, all dividends on such Preferred Shares designated for redemption on the Redemption Date shall cease to accrue and all rights of the holders thereof, except the right to receive the Redemption Price thereof (including all accrued and unpaid dividend up to the Redemption Date), without interest, shall cease and terminate and such Preferred Shares shall cease to be issued shares of the Company.

(d)	If the Company fails (for whatever reason) to redeem any Preferred Shares on its due date for redemption then:

(i)

as from such date until the date on which the same are redeemed the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

(ii)

the holder of such Preferred Shares shall be entitled to request the Company to pay the unpaid portion of the Redemption Price (A) by a two-year note, bearing an interest of ten percent (10%) per annum and with repayment of the principal and interest to be made on a monthly basis over a period of twenty-four (24) Months (or the interest rate and repayment schedule as otherwise agreed by the Company and such holder of the Preferred Shares) or (B) by the other terms and mechanisms agreed by the Company and such holder of the Preferred Shares. Without limiting any rights of the holders of the Preferred Shares that are set forth in these Articles, or are otherwise available under laws, any Preferred Shares subject to redemption hereunder with respect to which the Company has become obligated to pay the Redemption Price but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such Preferred Shares had prior to such date, until the Redemption Price has been paid in full with respect to such Preferred Shares. No Preferred Share acquired by the Company by reason of redemption, purchase conversion or otherwise shall be reissued. For the avoidance of doubt, the issuance of a note should not be deemed to be the payment of the Redemption Price in full.

(e)

To the extent permitted by laws, the Company shall procure that the profits of each subsidiary (each controlled contractually or through equity ownership) of the Company for the time being available for distribution shall be paid to it by way of dividend if and to the extent that, but for such payment, the Company would not itself otherwise have sufficient profits available for distribution to make any redemption of the Preferred Shares required to be made pursuant to this Article.

PROTECTIVE PROVISIONS

19.    (a)      Acts of the Group Companies Requiring Approval of the Preferred Super-majority.

In addition to such other limitations as may be provided in these Articles and the Transaction Documents, the following acts of any Group Company (as applicable, whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, reorganization or otherwise), shall require the prior written approval of the Preferred Super-majority; provided that items (i) and (ix) shall require the prior written approval of (i) the holders holding a majority of the voting power of the issued and outstanding Series A Preferred Shares (the “Series A Majority”) where such amendment will affect any right, preference, privilege, obligation or restriction of the holders of Series A Preferred Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series A Preferred Shares with a pre-money valuation of the Company per Share (on an as-converted and fully-diluted basis) higher than the post-money valuation of the Company per Share (on an as-converted and fully-diluted basis) immediately after the consummation of sale and purchase of the Series A Preferred Shares under the Share Purchase Agreement dated as of May 20, 2014, and which will not affect any holder of Series A Preferred Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares); (ii) the holders holding a majority of the voting power of the issued and outstanding Series B Preferred Shares (the “Series B Majority”) where such amendment will affect any right, preference, privilege, obligation or restriction of the holders of Series B Preferred Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series B Preferred Shares with a pre-money valuation of the Company per Share (on an as-converted and fully-diluted basis) higher than the post-money valuation of the Company per Share (on an as-converted and fully-diluted basis) immediately after the consummation of sale and purchase of the Series B Preferred Shares under the Share Purchase Agreement dated as of December 11, 2014, and which will not affect any holder of Series B Preferred Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares); (iii) the holders holding a majority of the voting power of the issued and outstanding Series C Preferred Shares (the “Series C Majority”) where such amendment will affect any right, preference, privilege, obligation or restriction of the holders of Series C Preferred Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series C Preferred Shares with a pre-money valuation of the Company per Share (on an as-converted and fully-diluted basis) higher than the post-money valuation of the Company per Share (on an as-converted and fully-diluted basis) immediately after the consummation of sale and purchase of the Series C Preferred Shares under the Share Purchase Agreement dated as of April 3, 2015, and which will not affect any holder of Series C Preferred Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares); (iv) the holders holding a majority of the voting power of the issued and outstanding Series C-1 Preferred Shares (the “Series C-1 Majority”) where such amendment will affect any right, preference, privilege, obligation or restriction of the holders of Series C-1 Preferred Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series C-1 Preferred Shares with a pre-money valuation of the Company per Share (on an as-converted and fully-diluted basis) higher than the post-money valuation of the Company per Share (on an as-converted and fully-diluted basis) immediately after the consummation of sale and purchase of the Series C-1 Preferred Shares under the Share Purchase Agreement dated as of July 7, 2016, and which will not affect any holder of Series C-1 Preferred Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares); (v) the holders holding a majority of the voting power of the issued and outstanding Series C-2 Preferred Shares (the “Series C-2 Majority”) where such amendment will affect any right, preference, privilege, obligation or restriction of the holders of Series C-2 Preferred Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series C-2 Preferred Shares with a pre-money valuation of the Company per Share (on an as-converted and fully-diluted basis) higher than the post-money valuation of the Company per Share (on an as-converted and fully-diluted basis) immediately after the consummation of sale and purchase of the Series C-2 Preferred Shares under the Share Purchase Agreement dated as of August 15, 2016, and which will not affect any holder of Series C-2 Preferred Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares); (vi) the holders holding a majority of the voting power of the issued and outstanding Series C-3 Preferred Shares (the “Series C-3 Majority”) where such amendment will affect any right, preference, privilege, obligation or restriction of the holders of Series C-3 Preferred Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series C-3 Preferred Shares with a pre-money valuation of the Company per Share (on an as-converted and fullydiluted basis) higher than the post-money valuation of the Company per Share (on an as-converted and fully-diluted basis) immediately after the consummation of sale and purchase of the Series C-3 Preferred Shares under the Share Purchase Agreement dated as of February 10, 2017, and which will not affect any holder of Series C-3 Preferred Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares); (vii) the holders holding a majority of the voting power of the issued and outstanding Series D Preferred Shares (the “Series D Majority”) where such amendment will affect any right, preference, privilege, obligation or restriction of the holders of Series D Preferred Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series D Preferred Shares with a pre-money valuation of the Company per Share (on an as-converted and fully-diluted basis) higher than the post-money valuation of the Company per Share (on an as-converted and fully-diluted basis) immediately after the consummation of sale and purchase of the Series D Preferred Shares under the Share Purchase Agreement dated as of October 31, 2017, and which will not affect any holder of Series D Preferred Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares); (viii) the holders holding more than eighty-five percent (85%) of the voting power of the issued and outstanding Series E Shares (the “Series E Majority”) where such amendment will affect any right, preference, privilege, obligation or restriction of the holders of Series E Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series E Shares with a pre-money valuation of the Company per Share (on an as-converted and fully-diluted basis) higher than the post-money valuation of the Company per Share (on an as-converted and fully-diluted basis) immediately after the consummation of sale and purchase of the Series E-2 Preferred Shares under the Share Purchase Agreement dated as of July 4, 2019, and which will not affect any holder of Series E Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares); (ix) the holders holding more than two thirds (2/3) of the voting power of the issued and outstanding Series F Preferred Shares (the “Series F Majority”) where such amendment will affect any right, preference, privilege, obligation or restriction of the holders of Series F Preferred Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series F Preferred Shares with a pre-money valuation of the Company per Share (on an as-converted and fully-diluted basis) higher than the post-money valuation of the Company per Share (on an as-converted and fully-diluted basis) immediately after the consummation of sale and purchase of the Series F Preferred Shares under the Series F Purchase Agreement and which will not affect any holder of Series F Preferred Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares); and (x) the holders holding more than two-thirds (2/3) of the voting power of the issued and outstanding Series F+ Preferred Shares (the “Series F+ Majority”) where such amendment will affect any right, preference, privilege, obligation or restriction of the holders of Series F+ Preferred Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series F+ Preferred Shares with a pre-money valuation of the Company per Share (on an as-converted and fully-diluted basis) higher than the post-money valuation of the Company per Share (on an as-converted and fully-diluted basis) immediately after the Closing and which will not affect any holder of Series F+ Preferred Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares):

(i)	any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Shares;

(ii)	any action that authorizes, creates or issues any class of securities of any Group Company;

(iii)

any action that reclassifies any outstanding shares into shares having preferences or priority senior to or on a parity with the preference of the Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption or otherwise;

(iv)

any action that increases, decreases, repurchases, issues, redeems or retires any Group Company’s shares, notes or registered capital, or grants any option rights, warrants or other convertible securities which has the effect of direct or indirect diluting or reducing the effective shareholding of any Investor in the Company;

(v)

any action that repurchases, redeems or retires any Group Company’s voting securities other than (i) pursuant to contractual rights to repurchase Ordinary Shares or preferred shares from employees, directors or consultants of such Group Company or its Subsidiaries upon termination of their employment or services or pursuant to the exercise of a contractual right of first refusal held by such Group Company, and (ii) the redemption of any Preferred Shares pursuant to these Articles;

(vi)	any increase or decrease in the number of authorized Ordinary Shares or Preferred Shares of any Group Company;

(vii)	any bond or note financing, or any action that authorizes, creates, issues, repurchases, redeems or retires any bond, note or other convertible securities of any Group Company;

(viii)	any increase or decrease of the registered capital of, and any issuance of any Equity Securities by, any Group Company that is incorporated under the laws of the PRC;

(ix)	any amendment or modification to, or waiver under, the Memorandum and these Articles or any other constitutional documents of any Group Company in a manner adverse to any series of Preferred Shares;

(x)	any termination, modification or waiver of, or any amendment to the Control Documents (as defined in the Series E-1 Purchase Agreements);

(xi)	the consolidation or merger of any Group Company with any entity or the consummation of any Trade Sale Event;

(xii)	any sale, Transfer, or disposal of all or substantially all assets or business of the Group Companies;

(xiii)

any sale, Transfer, creating pledge, encumbrance over or exclusive license of all or substantially all intellectual property owned by the Group Companies, other than licenses granted contemplated under the Control Documents;

(xiv)

the commencement of or consent to any proceeding seeking any winding up, scheme of arrangement, reorganization, reconstruction, dissolution, or liquidation in respect of any Group Company, or to appoint a liquidator or administrator to any Group Company, or to take advantage of any law providing for the relief of debtors in adverse financial circumstances in relation to any Group Company;

(xv)	the initial public offering of the securities of any Group Company (including the selection of any listing exchange), other than a Qualified Public Offering;

(xvi)

any authorization to set aside, the payment of, or pays, any distribution by way of dividend, capitalization of reserves or otherwise, to any holders of any class or series of shares of any Group Company;

(xvii)	any change to the size, composition or power of the board of any Group Company;

(xviii)

the acquisition of or investment in, or divestiture or sale of an interest in, any other corporation, partnership, trust, joint venture, association or other entity by any Group Company with an amount more than US$20,000,000 in a single transaction or a series of related transactions;

(xix)

any transaction or series of transactions between any Group Company and any of its shareholder, director, officer or employee or their Affiliate or Associate (as those terms are defined in Rule 405 promulgated under the Securities Act of 1933, as amended), any Affiliate or Associate of any Group Company or any shareholder, director, officer or employee of such Affiliate or Associate of any Group Company, or any adjustments or modifications to terms of such transaction(s), except for transactions and/or cooperation between any of the Group Companies and Tencent or any of its Affiliates in the ordinary course of business with an amount in aggregate no more than US$20,000,000 (or the equivalent in other currencies) within any fiscal year of the Company;

(xx)

any sale, Transfer, or disposal of material assets or business of any Group Company with a value in excess of US$5,000,000 individually or US$20,000,000 in aggregate within any twelve (12)-month period;

(xxi)

any sale, Transfer, license, creating pledge or encumbrance over, or disposal of any technology or intellectual property owned by any Group Company, other than the license contemplated under the Control Documents;

(xxii)	the approval of and any amendment in any Group Company’s business plan or annual budget;

(xxiii)

the adoption, amendment or termination of the ESOP or any other equity incentive, purchase or participation plans for the benefit of any employees, officers, directors, contractors, advisors or consultants of any Group Company, and any increase of the total number of Equity Securities reserved for issuance thereunder;

(xxiv)

any change to the scope of business of any Group Company materially different from that described in the current business plan, or any change to or cease of the business to be engaged by any Group Company as contemplated in the current business plan;

(xxv)	the approval of any equity transfer of any Group Company (other than the Company), or any disposal, transfer of any Group Company’s profits, interests, incomes or surplus directly or indirectly;

(xxvi)	the approval of, and any amendment to the plan of obtaining financing from any other investors;

(xxvii)	the appointment or removal of auditors of any Group Company or any change in the accounting and financial policies of any Group Company; or

(xxviii)	entry into an agreement, or permit any Group Company to enter into an agreement, to do any of the foregoing.

Notwithstanding any other provision in these Articles, where any act or matter specified in Article 19(a) above requires an Ordinary Resolution or a Special Resolution of the Company in accordance with the Statute, and the approval of the Preferred Super-majority has not yet been obtained, and where a general meeting of Members is convened to consider such matters, the holders of the then outstanding Preferred Shares voting against the resolution shall have the same number of votes as the Members who vote in favor of the resolution plus one.

Notwithstanding any other provision in this Articles, (i) without the prior written consent of the Series E Majority, the Company may not issue any class or series of shares or other convertible securities after the Closing that rank pari passu with the Series E Preferred Shares, the Series E-1 Preferred Shares and/or the Series E-2 Preferred Shares with respect to voting right, right to consent, dividend right, redemption right and/or right to liquidation preference as provided in these Articles, (ii) as long as GGV holds any Series E Shares, without GGV’s prior written consent, the Company may not issue any class or series of Equity Securities or take any other action that may dilute GGV’s shareholding for the purpose of calculating the Series E Majority, and (iii) as long as Tencent holds any Series E Shares, without Tencent’s prior written consent, the Company may not issue any class or series of Equity Securities or take any other action that may dilute Tencent’s shareholding for the purpose of calculating the Series E Majority.

(b)	Acts of the Group Companies Requiring Approval of the Founder Director and the Majority Investor Directors.

In addition to such other limitations as may be provided in these Articles and the Transaction Documents, the following acts of any Group Company (as applicable, whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, reorganization or otherwise, shall require the prior written approval of the Founder Director and the Majority Investor Directors:

(i)	any liability incurred, assumed or guaranteed by any Group Company individually or aggregately in excess of US$10,000,000 (or the equivalent in other currencies) within a fiscal year;

(ii)

any purchase of any assets valued individually or aggregately in excess of US$10,000,000 (or the equivalent in other currencies) within a fiscal year, or any rent payable for lease of any assets in excess of US$10,000,000 (or the equivalent in other currencies) within a fiscal year;

(iii)	any change in compensation by more than thirty percent (30%) in any twelve (12) months period of any of the five (5) most highly compensated employees of any Group Company;

(iv)

making any loan to any third party, the extension of any loan or advance, or guarantee for indebtedness by any Group Company to any third party other than other Group Companies in excess of US$10,000,000;

(v)	any borrowing other than any loans for the purpose of trade financing as obtained from banks or other financial institutions in the ordinary course of business in excess of US$10,000,000;

(vi)	any incurrence of any security interest, lien, pledge or other encumbrance on all or any parts of the assets, equities or rights of any Group Company;

(vii)	the appointment and removal of, and the determination of the compensation package for, the chief executive officer and the chief financial officer of any Group Company;

(viii)	the initiation, waiver, compromise, or settlement of any dispute, claim, litigation or arbitration involving an amount in excess of US$10,000,000 (or the equivalent in other currencies); or

(ix)	entry into an agreement, or permit any Group Company to enter into an agreement, to do any of the foregoing.

NON-RECOGNITION OF TRUSTS

20.

No person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

21.

The Company shall have a first and paramount lien and charge on all shares (whether fully Paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other amounts payable in respect of that share.

22.

The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen (14) days after a notice in writing has been given to the registered holder or holders for the time being of the shares, or the person, of which the Company has notice, entitled thereto by reason of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.

23.

To give effect to any such sale, the Directors may authorise any person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

24.

The net proceeds of such sale after payment of costs shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALL ON SHARES

25.	(a)	Subject to the terms of the allotment the Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether in respect of par value or premium or otherwise), and each Member shall (subject to receiving at least fourteen (14) days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by installments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

	(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

	(c)	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

26.

If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest either wholly or in part.

27.

An amount payable in respect of a share on allotment or at any fixed date, whether on account of the par value or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if such amount had become payable by virtue of a call duly made and notified.

28.	The Directors may issue shares with different terms as to the amount and times of payment of calls or interest to be paid.

29.	(a)	The Directors may, if they think fit, receive from any Member willing to advance all or any part of the monies uncalled and unpaid upon any shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

	(b)	No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

30.	(a)	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen (14) days’ notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

	(b)	If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited share and not paid before the forfeiture.

31.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors see fit.

32.

A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

33.

A certificate in writing under the hand of one (1) Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The certificate shall (subject to the execution of an instrument of transfer) constitute good title to the share and the person to whom the share is sold or disposed of shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

34.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

TRANSMISSION OF SHARES

35.

In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

36.	(a)	Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make some person nominated by him as the transferee, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

	(b)	If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

37.

A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided, however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety (90) days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION,

ALTERATION OF CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

38.	(a)	Subject to the provisions of the Statute, these Articles (in particular, Article 19) and the Transaction Documents, the Company may by Ordinary Resolution:

(i)

increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)

by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by these Articles or into shares without nominal or par value;

(iv)	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

(b)

All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

(c)

Subject to the provisions of the Statute, these Articles (in particular, with respect to the variation of rights attached to a specific class or series of shares of the Company) and the Transaction Documents, the Company may by Special Resolution:

(i)	change its name;

(ii)	alter or add to these Articles;

(iii)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(iv)	reduce its share capital and any capital redemption reserve fund.

(d)	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

39.

For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case forty (40) days. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

40.

In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

41.

If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETING

42.	(a)	Subject to Article 42(c) hereof, if so determined by the Board of Directors of the Company, the Company shall in each year hold a general meeting as its annual general meeting and shall specify any meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint.

	(b)	At these meetings the report of the Directors (if any) shall be presented.

	(c)	Unless required by the Statute, the Company may but shall not be obliged to hold an annual general meeting.

43.	(a)	The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than one-tenth (1/10) of the then outstanding Ordinary Shares (calculated on an as-converted basis) as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

	(b)	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

	(c)	If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) Months after the expiration of the said twenty-one (21) days.

	(d)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

44.

At least fourteen (14) days’ notice shall be given for an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company; provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed by the Members together holding not less than eighty percent (80%) of the then outstanding Class A Ordinary Shares (calculated on an as-converted basis).

45.

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

46.	(a)	Unless provided otherwise herein, no business shall be transacted at any general meeting unless a quorum of Members is present; the holders of a Majority of the outstanding share capital of the Company (calculated on an as-converted basis and including the Preferred Super-majority) shall constitute a quorum; provided always that if the Company has one Member of record the quorum shall be that one Member present in person or by proxy.

	(b)	A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

47.

A resolution (whether an Ordinary Resolution or a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

48.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.

49.

The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

50.

If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one of their members to be Chairman of the meeting.

51.

The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

52.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the Chairman or any Member or Members present in person or by proxy collectively holding at least ten percent (10%) in nominal value of the shares entitled to attend and vote at the meeting.

53.

Subject to the provisions of these Articles, unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular Majority, or lost or not carried by a particular Majority, and an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

54.	The demand for a poll may be withdrawn.

55.

Subject to the provisions of these Articles, except on a poll demanded on the election of a Chairman or on a question of adjournment, a poll shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

56.

In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the general meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

57.

A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

VOTES OF MEMBERS

58.

Except as otherwise required by law or as set forth herein, the holder of any Class A Ordinary Shares issued and outstanding shall have one vote for each Class A Ordinary Share held by such holder, the holder of each Class B Ordinary Share issued and outstanding shall have fifteen (15) votes for each Class B Ordinary Share held by such holder, and the holder of any Preferred Shares shall be entitled to the number of votes equal to the number of Class A Ordinary Shares into which such Preferred Shares could be converted at the record date for determination of the Members entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited, such votes to be counted together with all other shares of the Company having general voting power and not counted separately as a class except as otherwise provided herein. Holders of the Ordinary Shares and the Preferred Shares shall be entitled to notice of any Members’ meeting in accordance with these Articles.

59.

In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

60.

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

61.	No Member shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class or series of shares unless he is registered as a Member of the

Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

62.

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

63.	On a poll or on a show of hands votes may be given either personally or by proxy.

PROXIES

64.

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised in that behalf. A proxy need not be a Member of the Company.

65.

The instrument appointing a proxy shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

66.

The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

67.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

68.

Any corporation or other non-natural person which is a Member of record of the Company may in accordance with its constitutional documents or in the absence of such provision by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class or series of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

SHARES THAT MAY NOT BE VOTED

69.

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS AND OBSERVORS

70.

There shall be a Board of Directors consisting of not more than six (6) members (exclusive of alternate Directors). Subject to the provisions below in this Article 70, in case the shareholding percentage in the Company on an as-converted and fully-diluted basis of any shareholder of the Company, together with its Affiliates (if applicable), reaches ten percent (10%), such shareholder, together with those Affiliates (if applicable), may have the right to exclusively and collectively appoint, replace and reappoint at any time or from time to time one (1) director on the Board; provided that such right shall be automatically terminated and of no effect if the shareholding percentage in the Company on an as- converted and fully-diluted basis of such shareholder of the Company, together with its Affiliates (if applicable), decreased to no more than six percent (6%). Notwithstanding any provision herein to the contrary, the composition of the Board shall be determined as follows: (i) Tencent shall be exclusively entitled to appoint, replace and reappoint at any time or from time to time one (1) director (the “Series E-2 Director”), for so long as Tencent, together with its Affiliates (if applicable), holds no less than five percent (5%) of the total issued and outstanding shares of the Company on an as-converted and fully-diluted basis; (ii) Capital Today shall be entitled to appoint, replace and reappoint at any time or from time to time one (1) director (the “Capital Today Director”), for so long as Capital Today holds no less than six percent (6%) of the total issued and outstanding shares of the Company on an as-converted and fully-diluted basis; (iii) Ceyuan Funds shall be entitled to appoint, replace and reappoint at any time or from time to time one (1) director (the “Ceyuan Director”) on the Board, for so long as Ceyuan Funds hold no less than six percent (6%) of the total issued and outstanding shares of the Company on an as-converted and fully-diluted basis; (iv) Banyan shall be exclusively entitled to appoint, replace and reappoint at any time or from time to time one (1) director (the “Banyan Director,” together with the Series E-2 Director, Capital Today Director and Ceyuan Director, collectively the “Investor Directors”) of the Board, for so long as Banyan holds no less than six percent (6%) of the total issued and outstanding Shares on an as-converted and fully-diluted basis; and (v) the Founder shall be exclusively entitled to appoint, replace and reappoint at any time or from time to time one (1) director on the Board (the “Founder Director”), who shall be the Chairman of the Board and be entitled to cast six (6) votes on any matter submitted to the Board for approval. Jixun FOO shall be appointed to the Board as an independent director (the “Independent Director”) of the Company by the shareholders. The Board and/or requisite shareholders of the Company shall make such appointment of Jixun FOO in accordance with these Articles and the applicable laws and his term as an Independent Director is three (3) years. In case the shareholding percentage in the Company on an as-converted and fully-diluted basis of any shareholder of the Company (other than those having the right to appoint director(s) on the Board), together with its Affiliates (if applicable), reaches four percent (4%), such shareholder, together with those Affiliates (if applicable), automatically have one (1) observer seat of the Board (the “Observer”); provided that such observer seat shall be automatically terminated and of no effect if the shareholding percentage in the Company on an as-converted and fully diluted basis of such shareholder of the Company, together with its Affiliates (if applicable), decreased to no more than four percent (4%). The Company shall maintain no more than three (3) Observers of the Board, one (1) of whom shall be designated, appointed, removed, replaced and reappointed at any time or from time to time at the sole discretion of Coatue, for so long as Coatue (together with its Affiliates) holds no less than four percent (4%) of the total issued and outstanding Shares on an as-converted and fully-diluted basis for any consecutive period of three (3) years, one (1) of whom shall be designated, appointed, removed, replaced and reappointed at any time or from time to time at the sole discretion of Magic Stone Fund, for so long as Magic Stone Fund holds no less than four percent (4%) of the total issued and outstanding shares of the Company on an as-converted and fully-diluted basis and one (1) of whom shall be designated, appointed, removed, replaced and reappointed at any time or from time to time at the sole discretion of GS, for so long as GS holds no less than four percent (4%) of the total issued and outstanding shares of the Company on an as-converted and fully-diluted basis. The Observers shall be entitled to attend all meetings of the Board in a non-voting capacity. To appoint or remove a director in accordance with Article 70, a member must give written notice to the Company specifying the identity of the person it wishes to appoint and/or remove. Upon receipt of such notice the Registered Office shall immediately update the register of directors of the Company.

REMUNERATION OF DIRECTORS

71.

The remuneration to be paid to the Directors shall be such remuneration as the Board shall determine (including the affirmative votes of the Founder Director and the Majority Investor Directors). The Directors and Observers shall also be entitled to be paid all reasonable out-of-pocket expenses (including but not limited to transportation, food and lodging expenses and any other reasonable expenses) properly incurred by them in connection with their attendance at meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

72.

Subject to Article 19, the Board may award special remuneration to any Director of the Company for any service other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

DIRECTORS’ INTERESTS

73.

A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.

74.

A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

75.

A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Member or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

76.

No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

77.

A general notice or disclosure to the Directors or otherwise contained in the minutes of a Meeting or a written resolution of the Directors or any committee thereof that a Director or alternate Director is a Member, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

NO MINIMUM SHAREHOLDING

78.	There is no minimum shareholding required to be held by a Director.

ALTERNATE DIRECTORS

79.

Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him. An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence; provided that such alternate Director agrees to keep confidential any information so obtained. An alternate Director shall cease to be alternate Director if his appointor ceases to be a Director. Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors. An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

POWERS AND DUTIES OF DIRECTORS

80.

Subject to the provisions of the Statute, these Articles, the Transaction Documents and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

81.

Subject to Article 19, all cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

82.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

83.

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

84.

Subject to Article 19, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue Debentures, Debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

DELEGATION OF DIRECTORS’ POWERS

With respect to Articles 85-90, subject in each case to Article 19:

85.

The Directors (acting as a Board) may delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him; provided that an alternate Director may not act as a managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.

86.

The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine; provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

87.

Subject to Article 19, the Directors may appoint such officers as they consider necessary on such terms, at such remuneration as may be determined by the Board and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors.

88.

The Directors may delegate any of their powers to any committee consisting of one or more Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

89.

The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

90.

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents.

PROCEEDINGS OF DIRECTORS

91.

The quorum necessary for the transaction of the business of the Directors shall be a Majority of the Directors then in office, including all of votes of the Founder Director and the Majority Investor Directors. An alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting if his appointor is not present. If within half an hour from the time appointed for the meeting a quorum is not present solely because of the absence of the Majority Investor Directors, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting solely because of the absence of the Majority Investor Directors, the members present shall be a quorum. Notwithstanding anything to the contrary contained in this Article 91, if the Majority Investor Directors are not present at the aforesaid adjourned meeting, (i) the present Directors shall only discuss the matters described in the meeting notice as delivered pursuant to Article 93, and (ii) no Directors’ resolutions shall be passed in such adjourned meeting in respect to anything that requires approval of the Majority Investor Directors as provided in Article 19.

92.

Except as otherwise provided by these Articles, the Directors may regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a Majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

93.

A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least seven (7) business days’ notice in writing to every Director and alternate Director which notice shall set forth the time and place of the meeting and the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held.

94.

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

95.

The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their member to be Chairman of the meeting.

96.

All acts done by any meeting of the Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

97.

Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the Chairman of the meeting is at the start of the meeting.

98.

A resolution in writing (in one or more counterparts), signed by all the Directors for the time being (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held.

99.

A Director, but not an alternate Director, may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Articles 64-67 shall mutatis mutandis apply to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

100.	The office of a Director shall be vacated:

(a)	if he gives notice in writing to the Company that he resigns the office of Director;

(b)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	if he is found a lunatic or becomes of unsound mind; or

(d)	if he is removed by a shareholder vote by the holders of the class or series of shares that originally appointed him, as set forth in Article 70.

APPOINTMENT AND REMOVAL OF DIRECTORS

101.	The Directors of the Company may only be appointed and removed as provided in Article 70.

102.	[Reserved].

SEAL

103.	(a)	The Company may, if the Directors so determine, have a Seal which shall, subject to paragraph (c) hereof, only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

	(b)	The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

	(c)	Subject to Article 19, a Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

104.

Subject to Article 19, the Directors may appoint such officers of the Company as they consider necessary, all for such terms, at such remuneration to be determined by the Board and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

105.	(a)	Subject to the Statute and Article 19, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefor and in accordance with the provisions of this Article 105.

(b)

No dividend, whether in cash, in property or in shares of the capital of the Company, shall be paid on or declared and set aside for any Ordinary Shares or any other class or series of shares of the Company unless and until (1) all accrued but unpaid dividends on the Preferred Shares have been paid in full (calculated on as-converted basis), and (2) a distribution is likewise declared, paid, set aside or made, respectively, at the same time with respect to each outstanding Preferred Share such that the distribution declared, paid, set aside or made to the holder thereof pursuant to this Article 105(b) shall be equal to the distribution that such holder would have received if such Preferred Share had been converted into Class A Ordinary Shares immediately prior to the record date for such distribution, or if no such record date is established, the date such distribution is made.

106.

The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

107.	No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealised, or out of the Share Premium Account or as otherwise permitted by the Statute.

108.

Subject to the special rights of certain class or classes or series of shares as to dividends or distributions, if dividends or distributions are to be declared on a class or series of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class or series outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

109.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

110.

The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, Debentures, or Debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members on the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

111.

Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

112.	No dividend or distribution shall bear interest against the Company.

CAPITALISATION

113.

The Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

114.	The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company;

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

115.

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or these Articles or authorised by the Directors or by the Company in general meeting.

116.

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

117.	The Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

118.

The Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an ordinary resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

119.

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

120.

Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

121.

Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex, facsimile or email to him or to his address as shown in the Register of Members (or where the notice is given by email by sending it to the email address provided by such Member). Any notice, if posted from one country to another, shall be sent by airmail.

122.	(a)	Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted.

	(b)	Where a notice is sent by cable, telex, or facsimile, service of the notice shall be deemed to be effected by properly addressing, and sending such notice and shall be deemed to have been received on the same day that it was transmitted.

	(c)	Where a notice is given by email service shall be deemed to be effected by transmitting the email to the email address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the email to be acknowledged by the recipient.

123.	A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the Register of Members in respect of the share.

124.

A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

125.

Notice of every general meeting shall be given in any manner hereinbefore authorised to every person shown as a Member in the Register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

WINDING UP

126.

Subject to these Articles and the Transaction Documents, if the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes or series of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

LIQUIDATION PREFERENCE

127.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, distributions to the Members of the Company shall be made in the following manner and priority (after satisfaction of all creditors’ claims and claims that may be preferred by law):

(a)

The holders of the Series F+ Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares, the Series C-3 Preferred Shares, the Series D Preferred Shares, the Series E Shares, the Series F Preferred Shares or any other class or series of shares by reason of their ownership of such shares, the amount equal to (i) one hundred percent (100%) of the Series F+ Issue Price (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to such shares), as the case may be, for each Series F+ Preferred Share, plus (ii) all accrued or declared but unpaid dividends on the Series F+ Preferred Shares (the “Series F+ Preferred Share Preference Amount”). If the assets and funds thus distributed among the holders of the Series F+ Preferred Shares shall be insufficient to permit the payment to such holders of the full Series F+ Preferred Share Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series F+ Preferred Shares in proportion to the Series F+ Preferred Share Preference Amount each such holder is otherwise entitled to receive.

After the full payment of the Series F+ Preferred Share Preference Amount, the holders of the Series F Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares, the Series C-3 Preferred Shares, the Series D Preferred Shares, the Series E Shares or any other class or series of shares (other than the Series F+ Preferred Shares) by reason of their ownership of such shares, the amount equal to (i) one hundred percent (100%) of the Series F Issue Price (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to such shares), as the case may be, for each Series F Preferred Share, plus (ii) all accrued or declared but unpaid dividends on the Series F Preferred Shares (the “Series F Preferred Share Preference Amount”). If the assets and funds thus distributed among the holders of the Series F Preferred Shares shall be insufficient to permit the payment to such holders of the full Series F Preferred Share Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series F Preferred Shares in proportion to the Series F Preferred Share Preference Amount each such holder is otherwise entitled to receive.

After the full payment of the Series F+ Preferred Share Preference Amount and the Series F Preferred Share Preference Amount, the holders of the Series E-2 Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares, the Series C-3 Preferred Shares, the Series D Preferred Shares or any other class or series of shares (other than the Series F+ Preferred Shares and the Series F Preferred Shares) by reason of their ownership of such shares, the amount equal to (i) one hundred percent (100%) of the Series E-2 Issue Price (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to such shares) for each Series E-2 Preferred Share, plus (ii) all accrued or declared but unpaid dividends on the Series E-2 Preferred Shares (the “Series E-2 Preferred Share Preference Amount”). The holders of the Series E-1 Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares, the Series C-3 Preferred Shares, the Series D Preferred Shares or any other class or series of shares (other than the Series F+ Preferred Shares and the Series F Preferred Shares) by reason of their ownership of such shares, the amount equal to (i) one hundred percent (100%) of the Series E-1 Issue Price (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to such shares) for each Series E-1 Preferred Share, plus (ii) all accrued or declared but unpaid dividends on the Series E-1 Preferred Shares (the “Series E-1 Preferred Share Preference Amount”). The holders of the Series E Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares, the Series C-3 Preferred Shares, the Series D Preferred Shares or any other class or series of shares (other than the Series F+ Preferred Shares and the Series F Preferred Shares) by reason of their ownership of such shares, the amount equal to (i) one hundred percent (100%) of the Series E Issue Price (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to such shares) for each Series E Preferred Share, plus (ii) all accrued or declared but unpaid dividends on the Series E Preferred Shares (the “Series E Preferred Share Preference Amount”). If the assets and funds thus distributed among the holders of the Series E Preferred Shares, Series E-1 Preferred Shares and Series E-2 Preferred Shares shall be insufficient to permit the payment to such holders of the full Series E Preferred Share Preference Amount, Series E-1 Preferred Share Preference Amount and Series E-2 Preferred Share Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series E Preferred Shares, Series E-1 Preferred Shares and Series E-2 Preferred Shares in proportion to the Series E Preferred Share Preference Amount, Series E-1 Preferred Share Preference Amount and/or Series E-2 Preferred Share Preference Amount each such holder is otherwise entitled to receive.

After the full payment of the Series F+ Preferred Share Preference Amount, the Series F Preferred Share Preference Amount, the Series E Preferred Share Preference Amount, Series E-1 Preferred Share Preference Amount and Series E-2 Preferred Share Preference Amount, the holders of the Series D Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares, the Series C-3 Preferred Shares or any other class or series of shares (other than the Series F+ Preferred Shares, the Series F Preferred Shares, the Series E-2 Preferred Shares, Series E-1 Preferred Shares and Series E Preferred Shares) by reason of their ownership of such shares, the amount equal to (i) one hundred percent (100%) of the Series D Issue Price (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to such shares), as the case may be, for each Series D Preferred Share, plus (ii) all accrued or declared but unpaid dividends on the Series D Preferred Shares (the “Series D Preferred Share Preference Amount”). If the assets and funds thus distributed among the holders of the Series D Preferred Shares shall be insufficient to permit the payment to such holders of the full Series D Preferred Share Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series D Preferred Shares in proportion to the Series D Preferred Share Preference Amount each such holder is otherwise entitled to receive.

After the full payment of the Series F+ Preferred Share Preference Amount, the Series F Preferred Share Preference Amount, the Series E-2 Preferred Share Preference Amount, Series E-1 Preferred Share Preference Amount, Series E Preferred Share Preference Amount and the Series D Preferred Share Preference Amount, the holders of the Series C-3 Preferred Shares (calculated as a single class) shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares or any other class or series of shares (other than the Series F+ Preferred Shares, the Series F Preferred Shares, the Series E-2 Preferred Shares, Series E1 Preferred Shares, Series E Preferred Shares and Series D Preferred Shares) by reason of their ownership of such shares, the amount equal to (i) one hundred percent (100%) of the Series C-3 Issue Price (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to such shares), as the case may be, for each Series C-3 Preferred Share, plus (ii) all accrued or declared but unpaid dividends on the Series C-3 Preferred Shares (the “Series C-3 Preferred Share Preference Amount”). If the assets and funds thus distributed among the holders of the Series C-3 Preferred Shares shall be insufficient to permit the payment to such holders of the full Series C-3 Preferred Share Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series C-3 Preferred Shares in proportion to the Series C-3 Preferred Share Preference Amount each such holder is otherwise entitled to receive.

After the full payment of the Series F+ Preferred Share Preference Amount, the Series F Preferred Share Preference Amount, the Series E-2 Preferred Share Preference Amount, Series E-1 Preferred Share Preference Amount, Series E Preferred Share Preference Amount, the Series D Preferred Share Preference Amount and the Series C-3 Preferred Share Preference Amount, the holders of the Series C-2 Preferred Shares (calculated as a single class) shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C-1 Preferred Shares or any other class or series of shares (other than the Series F+ Preferred Shares, the Series F Preferred Shares, the Series E-2 Preferred Shares, Series E-1 Preferred Shares, Series E Preferred Shares, Series D Preferred Shares and the Series C-3 Preferred Shares) by reason of their ownership of such shares, the amount equal to (i) one hundred percent (100%) of the Series C-2 Issue Price (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to such shares), as the case may be, for each Series C-2 Preferred Share, plus (ii) all accrued or declared but unpaid dividends on the Series C-2 Preferred Shares (the “Series C-2 Preferred Share Preference Amount”). If the assets and funds thus distributed among the holders of the Series C-2 Preferred Shares shall be insufficient to permit the payment to such holders of the full Series C-2 Preferred Share Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series C-2 Preferred Shares in proportion to the Series C-2 Preferred Share Preference Amount each such holder is otherwise entitled to receive.

After the full payment of the Series F+ Preferred Share Preference Amount, the Series F Preferred Share Preference Amount, the Series E-2 Preferred Share Preference Amount, Series E-1 Preferred Share Preference Amount, Series E Preferred Share Preference Amount, the Series D Preferred Share Preference Amount, the Series C-3 Preferred Share Preference Amount and the Series C-2 Preferred Share Preference Amount, the holders of the Series C-1 Preferred Shares (calculated as a single class) shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares or any other class or series of shares (other than the Series F+ Preferred Shares, the Series F Preferred Shares, the Series E-2 Preferred Shares, Series E-1 Preferred Shares, Series E Preferred Shares, Series D Preferred Shares, the Series C-3 Preferred Shares and the Series C-2 Preferred Shares) by reason of their ownership of such shares, the amount equal to (i) one hundred percent (100%) of the Series C-1 Issue Price (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to such shares), as the case may be, for each Series C-1 Preferred Share, plus (ii) all accrued or declared but unpaid dividends on the Series C-1 Preferred Shares (the “Series C-1 Preferred Share Preference Amount”). If the assets and funds thus distributed among the holders of the Series C-1 Preferred Shares shall be insufficient to permit the payment to such holders of the full Series C-1 Preferred Share Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series C-1 Preferred Shares in proportion to the Series C-1 Preferred Share Preference Amount each such holder is otherwise entitled to receive.

After the full payment of the Series F+ Preferred Share Preference Amount, the Series F Preferred Share Preference Amount, the Series E-2 Preferred Share Preference Amount, Series E-1 Preferred Share Preference Amount, Series E Preferred Share Preference Amount, the Series D Preferred Share Preference Amount, the Series C-3 Preferred Share Preference Amount, the Series C-2 Preferred Share Preference Amount and the Series C-1 Preferred Share Preference Amount, the holders of the Series C Preferred Shares (calculated as a single class) shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares or any other class or series of shares (other than the Series F+ Preferred Shares, the Series F Preferred Shares, the Series E-2 Preferred Shares, Series E-1 Preferred Shares, Series E Preferred Shares, Series D Preferred Shares, Series C-3 Preferred Shares, the Series C-2 Preferred Shares and the Series C-1 Preferred Shares) by reason of their ownership of such shares, the amount equal to (i) one hundred percent (100%) of the Series C Issue Price (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to such shares), as the case may be, for each Series C Preferred Share, plus (ii) all accrued or declared but unpaid dividends on the Series C Preferred Shares (the “Series C Preferred Share Preference Amount”). If the assets and funds thus distributed among the holders of the Series C Preferred Shares shall be insufficient to permit the payment to such holders of the full Series C Preferred Share Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series C Preferred Shares in proportion to the Series C Preferred Share Preference Amount each such holder is otherwise entitled to receive.

After the full payment of the Series F+ Preferred Share Preference Amount, the Series F Preferred Share Preference Amount, the Series E-2 Preferred Share Preference Amount, Series E-1 Preferred Share Preference Amount, Series E Preferred Share Preference Amount, the Series D Preferred Share Preference Amount, the Series C-3 Preferred Share Preference Amount, the Series C-2 Preferred Share Preference Amount, the Series C-1 Preferred Share Preference Amount and the Series C Preferred Share Preference Amount, the holders of the Series B Preferred Shares (calculated as a single class) shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Ordinary Shares, the Series A Preferred Shares or any other class or series of shares (other than the Series F+ Preferred Shares, the Series F Preferred Shares, the Series E-2 Preferred Shares, Series E1 Preferred Shares, Series E Preferred Shares, Series D Preferred Shares, the Series C-3 Preferred Shares, the Series C-2 Preferred Shares, the Series C-1 Preferred Shares and the Series C Preferred Shares) by reason of their ownership of such shares, the amount equal to (i) one hundred percent (100%) of the Series B Issue Price (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to such shares), as the case may be, for each Series B Preferred Share, plus (ii) all accrued or declared but unpaid dividends on the Series B Preferred Shares (the “Series B Preferred Share Preference Amount”). If the assets and funds thus distributed among the holders of the Series B Preferred Shares shall be insufficient to permit the payment to such holders of the full Series B Preferred Share Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series B Preferred Shares in proportion to the Series B Preferred Share Preference Amount each such holder is otherwise entitled to receive.

After the full payment of the Series F+ Preferred Share Preference Amount, the Series F Preferred Share Preference Amount, the Series E-2 Preferred Share Preference Amount, Series E-1 Preferred Share Preference Amount, Series E Preferred Share Preference Amount, the Series D Preferred Share Preference Amount, the Series C-3 Preferred Share Preference Amount, the Series C-2 Preferred Share Preference Amount, the Series C-1 Preferred Share Preference Amount, the Series C Preferred Share Preference Amount and the Series B Preferred Share Preference Amount, the holders of the Series A Preferred Shares (calculated as a single class) shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Ordinary Shares or any other class or series of shares (other than the Series F+ Preferred Shares, the Series F Preferred Shares, the Series E-2 Preferred Shares, Series E-1 Preferred Shares, Series E Preferred Shares, Series D Preferred Shares, the Series C-3 Preferred Shares, the Series C-2 Preferred Shares, the Series C-1 Preferred Shares, the Series C Preferred Shares and the Series B Preferred Shares) by reason of their ownership of such shares, the amount equal to (i) one hundred percent (100%) of the Series A Issue Price (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to such shares), as the case may be, for each Series A Preferred Share, plus (ii) all accrued or declared but unpaid dividends on the Series A Preferred Shares (the “Series A Preferred Share Preference Amount”). If the assets and funds thus distributed among the holders of the Series A Preferred Shares shall be insufficient to permit the payment to such holders of the full Series A Preferred Share Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series A Preferred Shares in proportion to the Series A Preferred Share Preference Amount each such holder is otherwise entitled to receive.

If upon the occurrence of a liquidation, dissolution or winding up of the Company, the assets and funds distributed in accordance with the sequence of payment as set forth in this Article 127(a) to a particular series of the Preferred Shares is insufficient to satisfy the applicable Preferred Share Preference Amount in full, then the assets and funds of the Company legally available for distribution to that particular series of the Preferred Shares shall be distributed ratably among the holders of that particular series of the Preferred Shares in proportion to the applicable Preferred Share Preference Amount each such holder is otherwise entitled to receive.

(b)

After paying in full the Series F+ Preferred Share Preference Amount, the Series F Preferred Share Preference Amount, the Series E-2 Preferred Share Preference Amount, Series E-1 Preferred Share Preference Amount, Series E Preferred Share Preference Amount, Series D Preferred Share Preference Amount, the Series C-3 Preferred Share Preference Amount, the Series C-2 Preferred Share Preference Amount, the Series C-1 Preferred Share Preference Amount, the Series C Preferred Share Preference Amount, the Series B Preferred Share Preference Amount and the Series A Preferred Share Preference Amount due pursuant to Article 127(a) above, the remaining assets of the Company available for distribution to Members, if any, shall be distributed to the holders of Preferred Shares and Ordinary Shares on a pro rata basis, based on the number of Class A Ordinary Shares then held by each such holder on an as-converted basis.

(c)

A Trade Sale Event shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Article 127 unless waived by the holders of at least a Majority of the outstanding Series A Preferred Shares (voting together as a single class and calculated on as-converted basis), the holders of at least a Majority of the outstanding Series B Preferred Shares (voting together as a single class and calculated on as-converted basis), the holders of at least a Majority of the outstanding Series C Preferred Shares (voting together as a single class and calculated on as-converted basis), the holders of at least a Majority of the outstanding Series C-1 Preferred Shares (voting together as a single class and calculated on as-converted basis), the holders of at least a Majority of the outstanding Series C-2 Preferred Shares (voting together as a single class and calculated on as-converted basis), the holders of at least a Majority of the outstanding Series C-3 Preferred Shares (voting together as a single class and calculated on as-converted basis), the holders of at least a Majority of the outstanding Series D Preferred Shares (voting together as a single class and calculated on as-converted basis), the Series E Majority, the Series F Majority and the Series F+ Majority.

(d)

Notwithstanding any other provision of this Article 127, and subject to any other applicable provisions of these Articles, the Company may at any time, out of funds legally available therefor, repurchase the Ordinary Shares of the Company issued to or held by employees or officers of the Company or its subsidiaries upon termination of their employment or services, pursuant to any agreement approved by the Board and providing for such right of repurchase, whether or not dividends on the Preferred Shares shall have been declared and funds set aside therefor and such repurchases shall not be subject to the Series A Preferred Share Preference Amount, the Series B Preferred Share Preference Amount, the Series C Preferred Share Preference Amount, the Series C-1 Preferred Share Preference Amount, the Series C-2 Preferred Share Preference Amount, the Series C-3 Preferred Share Preference Amount, the Series D Preferred Share Preference Amount, the Series E Preferred Share Preference Amount, the Series E-1 Preferred Share Preference Amount, the Series E-2 Preferred Share Preference Amount, the Series F Preferred Share Preference Amount and the Series F+ Preferred Share Preference Amount.

(e)

In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holders of the Preferred Shares and the Ordinary Shares shall be determined in good faith by the Preferred Super-majority. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)

If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)	If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)	If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Preferred Super-majority.

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in Clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board. The Preferred Super-majority shall have the right to challenge any determination by the Board of fair market value pursuant to this Article 127, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne by the Company.

INDEMNITY

128.

To the fullest extent permissible under the Statute, every Director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own willful neglect or default. No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the willful neglect or default of such Director, agent or officer.

FINANCIAL YEAR

129.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31 in each year and shall begin on January 1 in each year.

TRANSFER BY WAY OF CONTINUATION

130.

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

MERGERS AND CONSOLIDATIONS

131.

Subject to Article 19(a), the Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.